Exhibit 4.3

The 401(k) Stock Purchase Plan for Employees of

Cullen/Frost Bankers, Inc. and its Affiliates

Amended and Restated

Effective as of January 1, 2008

Contents

Article 1. The Plan	1
1.1 Establishment and Amendment of the Plan	1
1.2 Applicability of the Plan	1
1.3 Purpose of the Plan	1
1.4 Conformance with EGTRRA and Interim Guidance	1

Article 2. Definitions	2
2.1 Definitions	2
2.2 Gender and Number	9
2.3 Requirement to be in Writing	9
2.4 Headings	9

Article 3. Participation and Service	10
3.1 Participation	10
3.2 Duration of Participation; Reemployment	10
3.3 Service	10
3.4 Severance from Service	13
3.5 One-Year Period of Severance	14
3.6 Hours of Service	14
3.7 Leased Employees	15
3.8 Special Provisions for Participants Who Enter the Armed Forces	15

Article 4. Contributions	16
4.1 After-Tax Contributions	16
4.2 Before-Tax and Catch-Up Contributions	17
4.3 Matching Contributions and Discretionary Matching Contributions	19
4.4 ESOP Contributions	19
4.5 Allocation of Matching Contributions and ESOP Contributions	20
4.6 Rollover Contributions	21
4.7 Application of Forfeitures	22
4.8 Limitations on Contributions	23
4.9 Limitations on Annual Account Additions	24
4.10 ADP/ACP Safe Harbor	26
4.11 Roth Elective Deferrals	28

Article 5. Vesting in Accounts	30
5.1 After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account and Rollover Contributions Account	30
5.2 ESOP Account and Matching Contributions Account	30
5.3 Accounts Transferred from Citizens State Bank	31
5.4 Accounts Transferred from Harrisburg Bank	31

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Article 6. Distributions and Withdrawals	32
6.1 Distribution Upon Retirement, Death, or Disability	32
6.2 Distribution Upon Termination of Employment for Reasons Other Than Retirement, Death, or Disability	32
6.3 Forfeitures	33
6.4 Commencement of Distributions	34
6.5 Method of Distribution	35
6.6 Minimum Distributions	35
6.7 Required Distributions	39
6.8 Withdrawals by Member	39
6.9 Loans	42
6.10 Withholding Taxes	45
6.11 Optional Direct Rollovers of Eligible Rollover Distributions	45
6.12 Elimination of Alternate Payment Forms	47

Article 7. Company Stock Provisions and Investment Elections	49
7.1 Loan Suspense Account	49
7.2 Voting and Tendering of Company Stock	49
7.3 Put Option	50
7.4 Stock Valuation	51
7.5 Stock Loans	52
7.6 Direction for Company Stock Account	52
7.7 Attained Age Diversification Requirements	52
7.8 Diversified Investment Funds	53
7.9 Payment of Dividends on Company Stock	53
7.10 Investment of Accounts	53
7.11 Investment Transfers	54
7.12 Investment Elections	54
7.13 Transfer of Assets	54
7.14 Acquisition and Disposition of Company Stock	54
7.15 ERISA Section 404(c) Plan	55
7.16 Trading Restrictions Under Investment Funds	55

Article 8. Accounts and Records of the Plan	56
8.1 Accounts and Records	56
8.2 Trust Fund	56
8.3 Valuation and Allocation of Expenses	57
8.4 Allocation of Earnings and Losses	57
8.5 Distribution or Reinvestment of Cash Dividends	58

Article 9. Financing	60
9.1 Financing	60
9.2 Contributions	60
9.3 Nonreversion	60
9.4 Rights in the Trust Fund	60

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Article 10. Administration	61
10.1 Committee and Fiduciary	61
10.2 Compensation and Expenses	61
10.3 Manner of Action	61
10.4 Chairman, Secretary, and Employment of Specialists	61
10.5 Assistance	61
10.6 Records	61
10.7 Rules	62
10.8 Administration	62
10.9 No Enlargement of Employee Rights	62
10.10 Benefit Claims Procedures	62
10.11 Notice of Address and Missing Persons	65
10.12 Data and Information for Benefits	65
10.13 Indemnity for Liability	65
10.14 Effect of a Mistake	65
10.15 Self Interest	65
10.16 Finality of Determinations	65

Article 11. Amendment and Termination	66
11.1 Amendment and Termination	66
11.2 Limitations on Amendments	66
11.3 Effect of Bankruptcy and Other Contingencies Affecting an Employer	66

Article 12. Participation In and Withdrawal From the Plan by an Employer	67
12.1 Participation in the Plan	67
12.2 Withdrawal from the Plan	67

Article 13. Top-Heavy Provisions	68
13.1 Application of Top-Heavy Provisions	68
13.2 Definitions	68
13.3 Minimum Contribution	69
13.4 Collective Bargaining Agreements	70

Article 14. Miscellaneous	71
14.1 Beneficiary Designation	71
14.2 Incompetency	71
14.3 Nonalienation	72
14.4 Applicable Law	72
14.5 Severability	72
14.6 No Guaranty	72
14.7 Merger, Consolidation, or Transfer	72

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Article 1. The Plan

1.1 Establishment and Amendment of the Plan

Cullen/Frost Bankers, Inc. (“Company”) previously established and presently maintains The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates (“Plan”) for the benefit of its Eligible Employees and the Eligible Employees of participating Affiliates. The Plan was last restated effective as of January 1, 2002, and has been subsequently amended from time to time thereafter. Prior to that restatement, the Plan was known as the Employee Stock Ownership Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, established effective as of December 1, 1986. The Plan as amended and restated is a stock bonus plan which is a leveraged employee stock ownership plan. The Plan and related Trust Agreement are intended to satisfy the qualification requirements described in Code sections 401(a), 501(a), and 4975(e)(7). The Plan contains savings features which are subject to the requirements of sections 401(k) and 401(m) of the Code as well as the requirements applicable to employee stock ownership plans.

1.2 Applicability of the Plan

The provisions of this Plan as set forth herein are applicable only to the Eligible Employees of an Employer in current employment on or after January 1, 2008, except as specifically provided herein. Unless otherwise explicitly provided in this Plan restatement, the Plan provisions in effect prior to this restatement shall continue to govern the terms and conditions of the Plan prior to January 1, 2008.

1.3 Purpose of the Plan

The Plan is intended to provide a convenient way for Participants to save on a regular and long-term basis for retirement and to transfer ownership of Company stock to participating employees. The ESOP Account within the Plan is designed to invest primarily in Company stock. For purposes of the Plan, “Company Stock” shall mean common stock issued by the Company which is readily tradable on an established securities market or any other qualifying employer securities as defined in Code section 409(l). The Company intends that the Plan and the ESOP together shall constitute a single plan under ERISA and the Code. Accordingly, the provisions set forth in the other sections of the Plan shall apply to the ESOP in the same manner as those provisions apply to the remaining portions of the Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth herein.

1.4 Conformance with EGTRRA and Interim Guidance

The Plan is amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), to make interim and good faith amendments in accordance with Revenue Procedure 2005-66 (as issued by the Internal Revenue Service and as clarified, modified and superseded thereafter by Revenue Procedure 2007-44) through the 2007 Cumulative List of Changes in Plan Qualification Requirements (as set forth in Notice 2007-94), and to make other appropriate changes to the Plan.

Article 2. Definitions

2.1 Definitions

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

(a)	“Account” means the separate account maintained for each Member which represents his total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following subaccounts:

(1)	“After-Tax Contributions Account” means that portion of such Member’s Account which evidences the value of the After-Tax Contributions by the Participant under Plan section 4.1 or transferred from the Harrisburg Bank Thrift Plan, including any attributable gains and losses to the Trust Fund;

(2)	“Before-Tax Contributions Account” means that portion of such Member’s Account which evidences the value of the Before-Tax Contributions made on his behalf by an Employer under Plan section 4.2, transferred from the Citizens State Bank 401-k Profit Sharing Plan, or transferred from the Harrisburg Bank Thrift Plan, including any attributable gains and loses of the Trust Fund;

(3)	“ESOP Account” means that portion of such Member’s Account which evidences the value of the ESOP Contributions made on his behalf by an Employer under Plan section 4.4, including any attributable gains and losses of the Trust Fund;

(4)	“Matching Contributions Account” means that portion of such Member’s Account which evidences the value of the Matching Contributions or Discretionary Matching Contributions made on his behalf by an Employer under Plan section 4.3, transferred from the Citizens State Bank 401-k Profit Sharing Plan, or transferred from the Harrisburg Bank Thrift Plan, including any attributable gains and losses of the Trust Fund;

(5)	“Nonelective Discretionary Contributions Account” means that portion of such Member’s Account which evidences the value of the nonelective discretionary contributions made on his behalf under the Citizens State Bank 401-k Profit Sharing Plan which were transferred from that plan, including any attributable gains and losses of the Trust Fund;

(6)	“Rollover Contributions Account” means that portion of such Member’s Account which evidences the value of Rollover Contributions, if any, made by the Participant under Plan section 4.6, transferred from the Harrisburg Bank Thrift Plan, including any attributable gains and losses to the Trust Fund.

(7)	“Roth Elective Deferral Account” means that portion of such Member’s Account which evidences the value of Roth Elective Deferrals, if any, made by the Participant under Plan section 4.11, including any attributable gains and losses to the Trust Fund.

Notwithstanding any provisions to the contrary, all subaccounts transferred as part of the merger of the Citizens State Bank 401-k Profit Sharing Plan or the Harrisburg Bank Thrift Plan into the Plan shall be held as separate subaccounts under the Accounts named above from the similar types of contributions made under this Plan.

(b)	“Act” or “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(c)	“Affiliate” means:

(1)	Any corporation other than the Company, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a member of a “controlled group” of corporations (as defined in Code section 414(b));

(2)	Any organization which together with the Company is under “common control” (as defined in Code section 414(c));

(3)	Any organization which together with the Company is an “affiliated service group” (as defined in Code section 414(m));

(4)	Any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o); or

(5)	Any other corporation or entity designated as an Affiliate by resolution of the Board of the Company.

(d)	“After-Tax Contributions” means the contributions made by the Participant pursuant to his election as described in Plan section 4.1.

(e)	“Before-Tax Contributions” means the contributions made by an Employer on behalf of a Participant pursuant to the Participant’s election to reduce Compensation as described in Plan section 4.2.

(f)	“Beneficiary” means the person or persons designated by the Participant, an alternate payee, or a Beneficiary of a deceased Participant or a deceased alternate payee to receive his Account in the event of death.

(g)	“Board” means the board of directors of the Company.

(h)	“Catch-Up Contributions” means the contributions made by an Employer, on or after January 1, 2002, on behalf of a Participant, who will have attained age 50 before the last day of the Plan Year, on a pre-tax basis as elected by the Participant pursuant to Plan section 4.2. Catch-Up Contributions for the Plan Year may not exceed the limit in effect for such Plan Year under Code section 414(v)(2)(B)(i), as adjusted pursuant to Code section 414(v)(2)(C).

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means the Committee appointed by the Board pursuant to Plan section 10.1.

(k)	“Company” means Cullen/Frost Bankers, Inc., a Texas corporation, and its successor(s).

(l)	“Compensation” means, effective January 1, 2002, a Participant’s pay, determined as follows:

(1)	For all purposes under the Plan, except as otherwise specified, Compensation means the Participant’s base pay, overtime (including straight time and double time), shift differentials, commissions, and ATM pay and any bonuses, incentive or referral payment paid as part of an incentive plan from the Employer; provided that such amounts shall be determined prior to any reductions for amounts as described in Code section 415(c)(3)(D).

(2)	For purposes of allocating ESOP Contributions as described in Plan section 4.5(d), Compensation means Compensation as described in subparagraph (1), above.

(3)	For purposes of satisfying the limits on contributions described in Plan section 4.8, and for purposes of determining whether an Employee is a Highly Compensated Employee as defined in subsection (w) or a Key Employee as defined in Plan section 13.2(c), Compensation shall have the meaning described in subparagraph (2), above; provided, however, that the Committee shall have the right in its sole discretion to select alternative definitions of Compensation for such purposes. Any such alternative definition shall be compensation as defined in Code section 414(s) during the relevant Plan Year as determined by the Committee each year in accordance with Code section 414(s) and the applicable Treasury Regulations thereunder. Whichever definition is selected shall be applied uniformly and on a nondiscriminatory basis to determine the Compensation of every Employee for the particular purpose for such Plan Year. For purposes of this subparagraph (3), Compensation will include amounts described in Code section 415(c)(3)(D).

(4)	For purposes of applying the limits of Code section 415, as described in Plan section 4.9, Compensation means an Employee’s compensation as defined in Code section 415(c)(3) and the applicable Treasury Regulations thereunder. For purposes of this subparagraph (4), Compensation will include amounts described in Code section 415(c)(3)(D).

(5)

Additionally, Compensation for purposes of Code section 415 shall not include any amounts paid after an Employee’s severance from employment (as defined in Treasury Regulations section 1.415(a)-1(f)(5)) unless such amounts (A) are paid in the Employee’s final regular paycheck, (B) are paid (or would have been paid but for an election under Code sections 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b)) by the later of 2 1/2 months after severance from employment with the Employer or the end of the limitation year that includes the date of the severance from employment with the Employer, (C) are regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee ‘s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar amounts, and (D) would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer. Payments for unused vacation or sick time paid after severance from employment (if the Employee would have been able to use the vacation or sick time if he had continued in employment with the Employer) provided such payments are made within the time period provided above.

Participants may not make elective deferrals with respect to amounts that are not compensation for purposes of Code section 415 (“415 Compensation”). However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code section 401(a)(17).

Notwithstanding the foregoing, Compensation for purposes of 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code sections 409A or 457(f)(1)(A) or because the amounts are constructively received by the Participant. However, if the Plan’s definition of compensation is W-2 wages or wages for withholding purposes, then these amounts are already included in Compensation. Provided, further, that the Committee is authorized to adopt an amendment to the Plan designating the use of any other definition of Compensation provided for under the applicable regulations under Code section 415(c)(3). Whichever definition is used shall be applied uniformly to determine the Compensation of every Employee for the particular purpose for such Plan Year.

Notwithstanding the foregoing provisions of this subsection (l), the Compensation of each Employee that may be taken into account under the Plan shall not exceed the “applicable dollar amount” of an Employee’s annual Compensation; provided, however, that such annual dollar limitation shall not apply to Compensation for purposes of Plan section 4.9. For purposes of this subsection (l), the term “applicable dollar amount” means $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B).

For purposes of the definition of Compensation, or any definition of Compensation based on Code sections 414(s) or 415(c)(3), amounts under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage.

(m)	“Disability” means a total physical or mental condition which, in the opinion of the Committee, causes a Participant to be totally and presumably permanently disabled, due to sickness or injury, so as to be completely and presumably permanently unable to perform the regular full-time active duties of his usual course of employment from a cause other than specified below:

(1)	Excessive and habitual use by the Participant of drugs, intoxicants or narcotics;

(2)	Injury or disease sustained by the Participant while willfully and illegally participating in fights, riots, civil insurrections or while committing a felony;

(3)	Injury or disease sustained by the Participant while serving in any armed forces;

(4)	Injury or disease sustained by the Participant diagnosed or discovered subsequent to the date his service has terminated;

(5)	Injury or disease sustained by the Participant while working for anyone other than the Employer and arising out of such employment; or

(6)	Injury or disease sustained by the Participant as a result of an act of war, whether or not such act arises from a formally declared state of war.

(n)	“Discretionary Matching Contributions” means the contributions made by an Employer to the Trust Fund on behalf of a Participant subject to the conditions and limitations described in Plan section 4.3(b).

(o)	“Effective Date” means January 1, 2008.

(p)	“Eligible Employee” means any Employee of an Employer, other than:

(1)	An Employee scheduled to perform less than 1,000 Hours of Service in a 12-consecutive month period;

(2)	A “leased employee” as described in Plan section 3.7; or

(3)	An Employee covered by a collective bargaining agreement between Employee representatives and the Employer, if retirement benefits were the subject of good-faith bargaining.

For purposes of this subsection (p), if an Employee is employed in an employment status where he is scheduled to perform less than 1,000 Hours of Service during any 12-consecutive month period, such Employee will be immediately eligible to participate in the Plan at such time as when he performs at least 1,000 Hours of Service during any such 12-consecutive month period and that such employee shall immediately be considered to have satisfied the eligibility requirements of Plan section 3.1. The determination of an Employee’s employment status shall be made by the Employer in accordance with its standard employment practices, which shall be applied in a nondiscriminatory manner and communicated to its Employees.

Notwithstanding any provision in the Plan to the contrary, no individual who is designated, compensated or otherwise classified or treated as an independent contractor shall be eligible to become a Participant under the Plan regardless of whether such individual is, or may be, determined to be a common law employee of an Employer by the Internal Revenue Service, Department of Labor or other government agency or by a court of competent jurisdiction.

(q)	“Employee” means any person who is employed by the Company or an Affiliate.

(r)	“Employer” means the Company or any Affiliate which elects to become a party to the Plan, with the approval of the Company, by adopting the Plan for the benefit of its Eligible Employees in the manner described in Article 14.

(s)	“Employment Commencement Date” means the first day on which an Employee first performs an Hour of Service for an Employer or nonparticipating Affiliate or, if applicable, the first day following a One-Year Period of Severance, on which an Employee performs an Hour of Service for an Employer or a nonparticipating Affiliate.

(t)	“Entry Date” means the first day of each applicable payroll period in a calendar month.

(u)	“ESOP Contributions” means the contributions made by an Employer on behalf of a Participant under Plan section 4.4.

(v)	“ESOP Loan” means a loan exempt from Code section 4975(c), the proceeds of which were applied to acquire the Company stock held in a suspense account described in Plan section 7.1.

(w)	“Highly Compensated Employee” means, effective January 1, 1997, with respect to any Plan Year, an Employee described in Code section 414(q), and generally includes any Employee who:

(1)	During the Plan Year or immediately preceding Plan Year, was at any time a 5-percent owner (as determined under Code section 416(i)(1)); or

(2)	During the preceding Plan Year, received Compensation in excess of $100,000, as adjusted by reference to Code section 414(q), provided that at the election of the Committee, the group covered under this subparagraph (2) shall be limited to a “top-paid group” as provided under Code section 414(q)(1)(B).

A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he incurred a separation of service or at any time after attaining age 55. In determining Highly Compensated Employees, the provisions of this subsection (w) shall be applied in accordance with the provisions of Code section 414(q) and related guidance, including the discretion of the Committee to make elections such as the calendar year election.

(x)	“Hour of Service” means a period of employment, as defined in Plan section 3.6.

(y)	“Investment Fund” means any investment fund established by the Committee as an investment medium for the Trust Fund. The Committee shall have the discretion to establish and terminate such funds as it shall deem appropriate, including:

(1)	A “Company Stock Fund” which shall be invested in common stock of the Company; and

(2)	A “Money-Market Fund” which shall be invested primarily in short-term evidences of indebtedness, including United States Government securities, securities issued by government-sponsored enterprises, federal agencies, bank certificates of deposit, commercial paper, notes and investments in the foregoing through the purchase of interests in investments in investment companies, bank common commingled, or collective funds, and insurance company separate accounts.

(z)	“Matching Contributions” means the contributions made by an Employer to the Trust Fund on behalf of a Participant, conditioned on the making of After-Tax Contributions, Before-Tax Contributions, or Roth Elective Deferrals up to six percent of a Participant’s Compensation per pay period, and other limitations as described in Plan section 4.3(a).

(aa)	“Member” means a Participant, or a former Participant who still has a balance in his Account.

(bb)	“Normal Retirement Age” means the later of:

(1)	The 65th birthday of a Participant, or

(2)	The fifth anniversary of the date he became a Participant under the Plan; provided, however, that the Normal Retirement Age for an individual who becomes a Participant before January 1, 1991 shall be his 65th birthday.

(cc)	“One-Year Period of Severance” means a period of absence from employment, as described in Plan section 3.5.

(dd)	“Participant” means any Employee of an Employer who has met and continues to meet the eligibility requirements of the Plan as set forth in Plan section 3.1.

(ee)	“Plan” means The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, as amended and restated effective as of January 1, 2008, and as it may be amended thereafter.

(ff)	“Plan Year” means the calendar year.

(gg)	“Rollover Contributions” means the contributions made by the Participant pursuant to Plan section 4.6.

(hh)	“Roth Elective Deferrals” means Elective Deferrals that are:

(1)	Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan;

(2)	Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election; and

(3)	Treated by the Employer as Before-Tax Contributions for all purposes under the Plan, unless specifically stated otherwise.

(ii)	“Service” means a period or periods of employment of an Employee by an Employer or a nonparticipating Affiliate as described in Plan section 3.3.

(jj)	“Severance from Service” means a cessation of employment as described in Plan section 3.4.

(kk)	“Spouse” means with respect to a Participant, a person of the opposite sex from the Participant, who is the Participant’s husband or wife (as applicable) under applicable state law. No individual, including an individual of the opposite sex, shall be the Spouse of a Participant on account of the fact that the individual is registered as the domestic partner of the Participant under state law, even if state law provides that domestic partners shall have the same rights, protections, and benefits, under state law, as married persons. No individual shall be the Spouse of a Participant unless the person would be treated as the “Spouse” of the Participant under 1 USC section 7 (relating to the definition of a “Spouse” for purposes of federal law, as added by the Defense of Marriage Act).

(ll)	“Trust Agreement” means any agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

(mm)	“Trustee” means the corporation, or the entity, or individual or individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

(nn)	“Trust Fund” means the assets of every kind and description which are held and administered by the Trustee pursuant to the Trust Agreement and the Plan.

(oo)	“Valuation Date” means each business day of the fiscal year of the Company and such other date or dates as the Committee shall declare as a Valuation Date for the Plan or for any Account, category of Accounts, or shares of Company stock.

2.2 Gender and Number

Unless the context clearly requires otherwise, any masculine or feminine terminology shall also include the opposite gender or neuter pronoun, and the definition of any term in the singular or plural shall also include the opposite number.

2.3 Requirement to be in Writing

Various notices provided by the Company, the Committee or its delegate under this Plan, and various elections made by a Participant, surviving Spouse, Beneficiary or alternate payee are required to be in written form. Except as otherwise provided under the Code, ERISA or related Treasury Regulations, these notices, forms and elections may be conveyed through an electronic medium. These notices, forms and elections shall comply with the provisions of Treasury Regulations section 1.401(a)-21.

2.4 Headings

The headings of this Plan are inserted for convenience and reference only, and they are not to be used in the construction of the Plan.

Article 3. Participation and Service

3.1 Participation

Each Eligible Employee of an Employer shall become a Participant in the Plan on the Entry Date, coincident with or next following the day on which the Eligible Employee satisfies requirements (a) and (b):

(a)	Employment. He remains an Eligible Employee of an Employer; and

(b)	Minimum Service. He has completed 90 days of Service.

3.2 Duration of Participation; Reemployment

An Eligible Employee who becomes a Participant shall continue to be a Participant until he terminates his employment with all Employers; thereafter, he shall be a Member for as long as he has an Account. A Member shall resume his status as a Participant upon his reemployment as an Eligible Employee; provided, however, that if his prior Service is not reinstated pursuant to Plan section 3.3(c), he shall become a Participant in accordance with the provisions of Plan section 3.1. In the case of an Eligible Employee who has satisfied the eligibility requirements of Plan section 3.1, but who was not employed as an Eligible Employee on the earliest Entry Date on which he could have become a Participant, he shall become a Participant upon his reemployment as an Eligible Employee if he is still credited with at least 90 days of Service on such date, and if he is not so credited, he shall become a Participant in accordance with the provisions of Plan section 3.1.

3.3 Service

An Employee shall be credited for Service for his period of employment with an Employer and each nonparticipating Affiliate, determined as follows:

(a)	An Employee shall be credited with Service as follows:

(1)	An Employee shall receive credit, for purposes of determining eligibility to participate, for the completion of 90 days of continuous employment beginning on his Employment Commencement Date.

(2)	An Employee shall receive credit, for purposes of vesting, for the total period of elapsed time, beginning with his Employment Commencement Date and ending with his Severance from Service. Service shall be determined in completed years with each 12 months of employment by the Employer or Affiliate constituting one year. A Member shall be credited with Service in whole years of such Member’s period(s) of service (whether or not such period(s) of employment were consecutive) which are not disregarded as a result of the application of the Severance from Service rules of subsection (c). Non-successive periods of employment must be aggregated and less than whole year periods of employment (whether or not consecutive) shall be aggregated on the basis that 12 months of employment (30 days shall be deemed to be a month in the case of aggregation of fractional months) equal a whole year of Service.

(b)	Service shall not be deemed to have been broken:

(1)	By any transfer of employment of an Employee between Affiliates regardless of whether the Affiliate is an Employer hereunder; or

(2)	During such period as an Employee is receiving credit for Hours of Service under Plan section 3.6.

(c)	If an Employee who has had a Severance from Service is subsequently reemployed as an Eligible Employee:

(1)	If he is reemployed before a One-Year Period of Severance occurs after such Severance from Service, the Service he had at such Severance from Service shall be reinstated upon his reemployment and, if such Severance from Service resulted from a quit, discharge or retirement, he shall be credited with Service for the period between his Severance from Service and his reemployment.

(2)	If he is reemployed after a One-Year Period of Severance occurs after such Severance from Service, he shall be considered a new Employee for purposes of the Plan, except:

(A)	If at such Severance from Service he had a vested interest in any portion of his ESOP Account or his Matching Contributions Account, Service he had at such Severance from Service shall be reinstated upon such Employee’s most recent Employment Commencement Date.

(B)	If subparagraph (A) is not applicable, and if the Employee’s number of consecutive One-Year Periods of Severance does not equal or exceed five, the years of Service he had at such Severance from Service shall be reinstated upon such Employee’s most recent Employment Commencement Date.

(d)	Effective as of January 1, 2000, in any case in which an individual becomes an Employee upon the acquisition of all or a portion of the business of his former employer by an Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, his service with such acquired employer prior to the date on which such employer became part of the Company or an Affiliate shall be taken into account under the Plan for purposes of calculating his Service for vesting purposes under the Plan, except to the extent the Board (or the Committee, if authorized by the Board) acting in its discretion, determine not to award credit for such service, consistent with the provisions under Code section 414(a) that might otherwise require the crediting of such service. The provisions in subsections (e) through (m) of this Plan section 3.3 predate the foregoing provisions of this subsection (d), and remain in the Plan for historical reference.

(e)	The period of employment of an Eligible Employee who was employed by Portland State Bank prior to June 7, 1991, when it was acquired by the Company from his most recent Employment Commencement Date with Portland State Bank shall be included in determining Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of Portland State Bank who became Employees on June 7, 1991.

(f)	The period of employment of an Eligible Employee who was employed by Texas Commerce Bank-Corpus Christi prior to April 15, 1994, from his most recent Employment Commencement Date with Texas Commerce Bank-Corpus Christi shall be included in determining Service for eligibility and vesting purposes in accordance with a uniform policy applied with respect to all of the employees of Texas Commerce Bank-Corpus Christi who became Employees on April 15, 1994 (the date of the acquisition of Texas Commerce Bank-Corpus Christi by the Company).

(g)	The period of employment of an Eligible Employee who was employed by Creekwood Capital Corporation or its wholly-owned subsidiary, Creekwood Capital Services, prior to December 3, 1994, from his last date of commencement of employment with Creekwood Capital Corporation or its wholly-owned subsidiary, Creekwood Capital Services, shall be included in determining Service for eligibility and vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on December 3, 1994 (the date of the acquisition of said entities by the Company).

(h)	The period of employment of an Eligible Employee who was employed by:

(1)	Valley National Bank in McAllen, Texas, prior to April 4, 1995,

(2)	National Commerce Bank in Houston, Texas, prior to May 19, 1995, or

(3)	Comerica Bank in the two branches in San Antonio, Texas, prior to July 21, 1995, from his last date of commencement of employment with such prior employer shall be included in determining Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on April 4, 1995, May 19, 1995, or July 21, 1995, respectively. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions or After-Tax Contributions on the Entry Date next following the respective date that the Company acquired his former employer as noted above if the individual is an Eligible Employee on that Entry Date.

(i)	The period of employment of an Eligible Employee who was employed by:

(1)	State Bank and Trust Co. in San Marcos, Texas, prior to January 6, 1996, or

(2)	Park National Bank in Houston, Texas, prior to February 16, 1996,

prior to the date on which said banks were acquired by the Company from his last date of commencement of employment with such prior employer shall be included in determining Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on January 5, 1996 or on February 16, 1996, respectively. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions or After-Tax Contributions on the Entry Date next following the respective date that the Company acquired his former employer as noted above if the individual is an Eligible Employee on that Entry Date.

(j)	The period of employment of an Eligible Employee who was employed by the Citizens State Bank in Corpus Christi, Texas, prior to March 7, 1997 from his last date of commencement of employment with such prior employer shall be included in determining his Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on March 7, 1997. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions or After-Tax Contributions on the Entry Date next following the date that the Company acquired his former employer as noted above if the individual is an Eligible Employee on that Entry Date.

(k)	The period of employment of an Eligible Employee who was employed by Overton Bancshares, Inc. from his last date of commencement of employment with such prior employer shall be included in determining his Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entity who became Employees on May 29, 1998. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions or After-Tax Contributions on the Entry Date next following the date that the Company acquired his former employer (May 29, 1998) if the individual is an Eligible Employee on that Entry Date.

(l)	The period of employment of an Eligible Employee who was employed by Harrisburg Bank from his last date of commencement of employment with such prior employer shall be included in determining his Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entity who became Employees on January 2, 1998. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions or After-Tax Contributions on the Entry Date next following the date that the Company acquired his former employer (January 2, 1998) if the individual is an Eligible Employee on that Entry Date.

(m)	The period of employment of an Eligible Employee who was employed by:

(1)	Professional Insurance Agents Inc. (now known as Frost Insurance Agency) prior to May 1, 1999 (the effective date with respect to this employer),

(2)	Commerce Financial Corporation prior to May 21, 1999 (the effective date with respect to this employer), or

(3)	Keller State Bank prior to January 15, 1999 (the effective date with respect to this employer)

from his last date of commencement of employment with such prior employer shall be included in determining his Service in accordance with a uniform policy applied with respect to all of the employees of said employers who became Employees as of the respective effective dates referenced above; provided, however, an Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions or After-Tax Contributions on the Entry Date next following the date that the Company acquired his former employer as noted above, if the individual is an Eligible Employee on that Entry Date.

3.4 Severance from Service

“Severance from Service” shall mean the earlier of (a) or (b) below:

(a)	The date the Employee quits, retires, is discharged, or dies; or

(b)

The first anniversary of the first day of an Employee’s absence from employment as an Employee (with or without pay) for any reason other than in subsection (a), above, such as vacation, holiday, sickness, leave of absence, layoff, or military service; provided, however, that in the case of an authorized leave of absence approved by an Employer in accordance with its standard personnel practices, the applicable date under this subsection (b) shall be the last day of the approved absence if such date is later than the applicable first anniversary date. An Employee who fails to return to employment as an Employee at the expiration of any such absence shall be deemed to have had a Severance from Service on the first to occur of the expiration of the approved period of absence or the first anniversary of the first day of his absence.

3.5 One-Year Period of Severance

“One-Year Period of Severance” shall mean each 12-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service during such period. Solely for purposes of determining whether a One-Year Period of Severance has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is for an approved leave for maternity or paternity reasons, the date the Employee incurs a Severance from Service shall be the second anniversary of the Employee’s absence from employment. The period between the first and second anniversary of the first day of absence shall not constitute Service. For purposes of this Plan section 3.5, an absence from work for maternity or paternity reasons means an absence:

(a)	By reason of pregnancy of the individual;

(b)	By reason of the birth of a child of the individual,

(c)	By reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(d)	For purposes of caring for such child for a period beginning immediately following such birth or placement.

3.6 Hours of Service

An Employee shall receive credit for Hours of Service for purposes of the Plan, as follows:

(a)	One hour for each hour for which he is paid, or entitled to payment, by an Employer or nonparticipating Affiliate for the performance of duties during the applicable computation period for which his Hours of Service are being determined under the Plan.

(b)	One hour for each hour, in addition to the hours in subsection (a), above, for which he is directly or indirectly paid, or entitled to payment, by an Employer or nonparticipating Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence. For purposes of this subsection (b), a leave of absence includes a leave granted for maternity or paternity reasons which include an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period immediately following such birth or placement.

(c)	One hour for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or nonparticipating Affiliate, with no duplication of credit for hours.

(d)	Hours of Service shall be credited in accordance with the rules of Department of Labor Regulations sections 2530.200(b)-2(b) and (c), which are incorporated herein by reference.

3.7 Leased Employees

Effective January 1, 1997, a person who is not an Employee of an Employer or nonparticipating Affiliate and who performs services for an Employer or a nonparticipating Affiliate pursuant to an agreement between the Employer or nonparticipating Affiliate and a leasing organization shall be considered a “leased employee” if such person performed the services on a substantially full-time basis for a year and the services are performed under the primary direction or control of the Employer or Affiliate. A person who is considered a “leased employee” of an Employer or nonparticipating Affiliate shall not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee shall be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a leased employee participates in the Plan as a result of his subsequent employment with an Employer or nonparticipating Affiliate, he shall receive Service for his employment as a leased employee. Notwithstanding the preceding provisions of this Plan section 3.7, a leased employee will be included as an Employee for purposes of applying the requirements described in Code section 414(n)(3), including but not limited to Code section 410(b) coverage testing, and for purposes of determining the number and identity of Highly Compensated Employees.

3.8 Special Provisions for Participants Who Enter the Armed Forces

Notwithstanding any provisions of this Plan to the contrary, and effective December 12, 1994, contributions, benefits and service credits with respect to “qualified military service” (as defined in Code section 414(u)(5)) shall be provided and administered in accordance with Code section 414(u). In addition, loan repayments will be suspended under the Plan as permitted under Code section 414(u)(4) for Members on a leave of absence for such qualified military service. It is the intent of this Plan section 3.8 to comply with the provisions and requirements of Code section 414(u) as implemented and interpreted under Plan administrative procedures and provisions as may be in effect from time to time.

Article 4. Contributions

4.1 After-Tax Contributions

For each Plan Year, each Participant may elect, in such manner as prescribed by the Committee, to contribute After-Tax Contributions to the Plan. Such contributions shall be made in the amount of any “applicable percentage” of the Participant’s Compensation for any pay period for which his election is in effect. For purposes of this Plan section 4.1, the term “applicable percentage” shall mean any whole percentage of not less than two percent and not exceeding 20 percent; provided, however, that the sum of the applicable percentage under this Plan section 4.1 and the applicable percentage under Plan section 4.2 elected by the Participant for any Plan Year shall not exceed 20 percent. After-Tax Contributions shall be paid to the Plan through payroll deductions. Elections to make After-Tax Contributions shall become effective as of the first day of the first pay period after making such election, provided such election is made by such advance notice period as prescribed by the Committee from time to time, otherwise such election shall become effective as of the next following pay period.

Whenever an Eligible Employee commences or recommences participation under the Plan as provided in Plan section 3.2 (without having to satisfy the Service requirements of Plan section 3.1 after his reemployment), such Eligible Employee must file an election to commence or recommence After-Tax Contributions under the Plan. In such cases, his election shall become effective as of the first day of the first pay period after making such election, provided such election is made by such advance notice period as prescribed by the Committee from time to time, otherwise such election shall become effective as of the next following pay period.

A Participant may elect, in such manner as prescribed by the Committee, to increase, decrease or suspend his After-Tax Contributions (within the percentage limits stated above) as of the first day of any subsequent pay period. For such change to become effective as desired, such election change must be made by such advance notice period as prescribed by the Committee from time to time, otherwise such change shall become effective as of the next following pay period. Such elections shall be effective only with respect to Compensation not yet earned as of the effective dates of such elections.

The After-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as reasonably practicable after the end of every pay period and allocated to such Participant’s After-Tax Contributions Account as of the date such amounts were received by the Trustee.

The Committee may adopt rules and procedures governing the contribution elections and the administration of this Plan section 4.1.

4.2 Before-Tax and Catch-Up Contributions

(a)	Before-Tax Contributions. For each Plan Year, each Employer shall contribute to the Plan on behalf of that Employer’s Participants an amount equal to the Compensation reductions elected by such Participants pursuant to this Plan section 4.2. Each Participant may elect, in such manner as prescribed by the Committee, to reduce his Compensation by any “applicable percentage” for any pay period for which his election is in effect and to have the amount by which his Compensation is reduced contributed on his behalf by his Employer as a Before-Tax Contribution to the Plan. For purposes of this Plan section 4.2, the term “applicable percentage” shall mean any whole percentage of not less than two percent and not exceeding 20 percent; provided, however, that the sum of the applicable percentage under this Plan section 4.2 and the applicable percentage under Plan section 4.1 elected by the Participant for any Plan Year shall not exceed 20 percent. Elections to make Before-Tax Contributions shall become effective as of the first day of the first pay period after making such election, provided such election is made by such advance notice period as prescribed by the Committee from time to time, otherwise such election shall become effective as of the next following pay period.

Whenever an Eligible Employee commences or recommences participation under the Plan as provided in Plan section 3.2 (without having to satisfy the Service requirements of Plan section 3.1 after his reemployment), such Eligible Employee must file an election to commence or recommence Before-Tax Contributions under the Plan. In such cases, his election shall become effective as of the first day of the first pay period after making such election, provided such election is made by such advance notice period as prescribed by the Committee from time to time, otherwise such election shall become effective as of the next following pay period.

A Participant may elect, in such manner as prescribed by the Committee, to increase, decrease or suspend his Compensation reductions (within the percentage limits stated above) as of the first day of any subsequent pay period. For such change to become effective as desired, such election change must be made by such advance notice period as prescribed by the Committee from time to time, otherwise such change shall become effective as of the next following pay period. Such elections shall be effective only with respect to Compensation not yet earned as of the effective dates of such elections.

The Before-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as reasonably practicable after the end of every pay period and allocated to such Participant’s Before-Tax Contributions Account as of the date such amounts were received by the Trustee.

The Committee may adopt rules and procedures governing the contribution elections and the administration of this Plan section 4.2.

(b)

Catch-Up Contributions. Effective as of January 1, 2002, Participants who are eligible to make Before-Tax Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code section 414(v), and applicable regulations and guidance issued pursuant thereto. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or

416, as applicable, by reason of the making of such Catch-Up Contributions. Any Catch-Up Contributions that are made pursuant to this subsection (b) and Code section 414(v) shall not be eligible for the Matching Contributions described in Plan section 4.3.

For purposes of recordkeeping and communications with Participants, Catch-Up Contributions and Before-Tax Contributions may be aggregated and reported as held in the Participant’s Before-Tax Contributions Account without changing the character of any Catch-Up Contributions as such for purposes of Code section 414(v).

(c)	Excess Deferral Income. Effective January, 1, 2007, distributions of that part, if any, of the Before-Tax Contributions, including Roth Elective Deferrals of a Participant for his taxable year which, when added to the amounts he deferred under other plans or arrangements described in Code sections 401(k), 408(k) and 403(b), exceeding the deferral dollar limitation permitted by Code section 402(g) (“Excess Deferrals”) must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the taxable year and the date of distribution (“gap period”). In other words, gain or loss for the gap period will also be distributed. The Committee has the discretion to determine and allocate income using any of the methods set forth below:

(1)	Reasonable Method of Allocating Income. The Committee may use any reasonable method for computing the income allocable to Excess Deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.

(2)	Alternative Method of Allocating Income. The Committee may allocate income to Excess Deferrals for the taxable year (and the gap period, if the Plan so provides) allocable to elective contributions by a fraction, the numerator of which is the Excess Deferrals for the Participant for the taxable year, and the denominator of which is the sum of the:

(A)	The total account balance attributable to Before-Tax Contributions, including Roth Elective Deferrals as of the beginning of the taxable year; and

(B)	The Participant’s Before-Tax Contributions, including Roth Elective Deferrals for the taxable year (and the gap period, if the Plan so provides).

(3)	Safe Harbor Method of Allocating Gap Period Income. The Committee may use the safe harbor method in this subparagraph to determine income on Excess Deferrals for the gap period. Under this safe harbor method, income on Excess Deferrals for the gap period is equal to ten percent (10%) of the income allocable to Excess Deferrals for the taxable year that would be determined under subparagraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the taxable year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a distribution made after the 15th day of a month is treated as made on the last day of the month.

4.3 Matching Contributions and Discretionary Matching Contributions

(a)	Matching Contributions. Effective January 1, 2006, for each Plan Year, each Employer shall make a Matching Contribution to the Trust Fund on behalf of each Participant who has elected to make After-Tax Contributions, Before-Tax Contributions, or Roth Elective Deferrals for the Plan Year. The Matching Contributions shall equal 100 percent of the After-Tax Contributions, Before-Tax Contributions, or Roth Elective Deferrals made by a Participant up to six percent of the Compensation of the Participant for the pay period (but not to exceed the limitation amount described in Plan section 4.8). Matching Contributions to be made on behalf of a Participant for any Plan Year shall be determined in reference to each pay period within such Plan Year during which the Participant has an election in effect with respect to After-Tax Contributions, Before-Tax Contributions, or Roth Elective Deferrals. In addition, at the end of each Plan Year and such other date or dates as the Committee shall deem appropriate in its sole discretion, the maximum Matching Contributions to be made on behalf of a Participant for any Plan Year shall be determined in reference to the Compensation of the Participant for the entire Plan Year-to-date. If said annual limit on Matching Contributions increases the Matching Contribution for any Participant, then such additional Matching Contributions shall be made in cash or in Company stock (as described below) in an amount determined by the Committee prior to the date of filing the Company’s income tax return for such Plan Year. The Matching Contributions in total shall equal 100 percent of the After-Tax Contributions, Before-Tax Contributions, or Roth Elective Deferrals made by a Participant up to six percent of the Compensation of the Participant for the entire Plan Year period.

The Matching Contributions made on behalf of each Participant may be paid by each Employer to the Trustee in the form of cash or Company stock; provided that Matching Contributions shall be paid in cash in such amounts and at such times as needed to provide the Trust with funds sufficient to satisfy the ESOP Loan repayment for the applicable year, except to the extent such principal and interest payments have been otherwise satisfied. Company stock released from the suspense account pursuant to Plan section 7.1 shall be allocated pursuant to Plan section 4.7 to such Participant’s Matching Contributions Account as of the date of the release.

(b)	Discretionary Matching Contributions. Effective as of January 1, 1999, Discretionary Matching Contributions shall no longer be permitted to be made to the Plan. Discretionary Matching Contributions, if any, which were previously made shall be subject to all of the provisions of the Plan regarding Matching Contributions, including, but not limited to, the vesting provisions of Article 5, the distribution and withdrawal provisions of Article 6, and the investment election provisions of Article 7.

4.4 ESOP Contributions

(a)	ESOP Reversion Contribution from Retirement Plan. Effective as of December 1, 1986, the Inactive Employees Plan of the Retirement Plan for Employees of Cullen/Frost Bankers, Inc., and Its Affiliates was terminated. The excess assets under said terminated plan were transferred to the Plan on behalf of the Employers participating in the Plan as of December 1, 1986, invested in Company stock, and allocated to the Participants’ ESOP Accounts prior to January 1, 1991.

(b)	Regular ESOP Contributions. For each Plan Year, the Employer may make an ESOP Contribution to the Trust Fund on behalf of each Participant who, during the Plan Year was actively employed by the Employer on the last day of such Plan Year, retired on or after attaining age 55 with at least five years of Service, died, or incurred a Disability, and such contribution shall be made in cash or Company stock in an amount determined by the Board prior to the date of filing the Company’s income tax return for such Plan Year; provided that ESOP Contributions shall be paid in cash in such amounts and at such times as needed to provide the Trust with funds sufficient to satisfy the ESOP Loan repayment for the applicable year (after subtraction of such loan repayment made under Plan section 4.5), except to the extent such principal and interest have been otherwise satisfied. Company stock held in a suspense account under Plan section 7.1 and released by the repayment of the ESOP Loan by ESOP Contributions and any additional ESOP Contributions not applied to the repayment of the ESOP Loan shall be allocated pursuant to Plan section 4.5.

(c)	Subaccounts. The Committee shall maintain or cause to be maintained, such subaccounts as it deems necessary to the beneficial interests of each Participant under his ESOP Account, including but not limited to information necessary to determine and distinguish Company stock released from any suspense account described in Plan section 7.1 from other Company stock and to account for cash, if any, held in his ESOP Account.

4.5 Allocation of Matching Contributions and ESOP Contributions

Matching Contributions and ESOP Contributions that are to be applied to ESOP Loan amortization payments shall not actually be allocated to Participants’ Accounts, but shall be treated as so allocated (in the same proportions as the shares of Company stock that are thereby released from the suspense account are to be allocated to Participants’ Accounts) solely for the purposes of applying the limitations of Code section 415. Company stock released from the suspense account by the amortization of the ESOP Loan and any additional Matching and ESOP Contributions shall be allocated in the following manner:

(a)	A percentage (not to exceed 100 percent) shall be determined by dividing the value of Matching Contributions to be made by the Employer for the Plan Year by the value of the Company stock released from the suspense account for the Plan Year pursuant to Plan section 7.1 and the forfeitures to be reallocated pursuant to Plan section 4.7. For the purpose of determining the value of Company stock for this calculation, the current market value of the Company stock determined in accordance with Plan section 7.4 on the most recent Valuation Date coinciding with or preceding the date the allocation is being made shall be used.

(b)	The percentage determined in subsection (a), above shall be multiplied by the total number of shares of Company stock released from the suspense account and the forfeitures to be reallocated pursuant to Plan section 4.7 for the relevant pay period of the Plan Year, and the resulting number of full and fractional shares of Company stock shall be allocated to the Matching Contributions Accounts of Participants eligible to receive Matching Contributions under Plan section 4.3 for the relevant pay period of the Plan Year. Such allocation shall be made in the ratio that each Participant’s After-Tax Contributions, Before-Tax Contributions, and Roth Elective Deferrals (up to six percent of the Participant’s Compensation for each pay period) bears to the Employer’s Matching Contributions for the relevant pay period of the Plan Year.

(c)	Any additional Matching Contributions contributed by an Employer in cash or Company stock which are not applied to reduce the ESOP Loan shall be allocated to the Matching Contribution Accounts of Participants in an amount which, when added to the value of the Company stock released from the suspense account pursuant to Plan section 7.1 and allocated under subsection (b), above, shall equal the matching contribution percentage (100 percent for each Plan Year) of each Participant’s After-Tax Contributions, Before-Tax Contributions, and Roth Elective Deferrals (up to six percent of the Participant’s Compensation for each pay period).

(d)	The remaining shares of Company stock released pursuant to Plan section 7.1 which are not allocated pursuant to subsection (b), above and any additional ESOP Contributions contributed by an Employer in cash or Company stock which are not applied to reduce the ESOP Loan shall be allocated to the ESOP Accounts of all Participants eligible to receive ESOP Contributions under Plan section 4.4 for the Plan Year. Such allocation shall be made in the ratio that each such Participant’s Compensation during such Plan Year bears to the total Compensation during such Plan Year of all Participants entitled to share in ESOP Contributions.

4.6 Rollover Contributions

(a)	Amounts and Methods. The term “Rollover Contributions” shall mean the contributions described under this Plan section 4.6, which include part or all of an “Eligible Rollover Distribution”, as defined in subsection (b)(1), below. An Eligible Employee of an Employer may, in accordance with procedures approved by the Committee and subject to the terms and limitations described below, make Rollover Contributions using the following methods:

(1)	An Eligible Employee may contribute a Rollover Contribution of the amounts described above to the Plan; provided, however, that such a contribution must be paid over to the Trustee in cash on or before the sixtieth day after receipt by the Eligible Employee of the distribution (except where a longer period may apply pursuant to a waiver under Code section 402(c)(3)(B)); or

(2)	An Eligible Employee of an Employer may make a Rollover Contribution of an “Eligible Rollover Distribution”, as defined in subsection (b)(1), below, by a payment to the Trust Fund directly from an “Eligible Retirement Plan,” as defined in subsection (b)(2), below.

(b)	Definitions. For purposes of this Plan section 4.6:

(1)	An “Eligible Rollover Distribution” shall have the same meaning provided in section 6.11(b)(4) except that the distribution must be from the balance to the credit of the Eligible Employee from an “Eligible Retirement Plan” other than the Plan. For purposes of this subparagraph (1), this Plan is a plan that agrees to provide for the separate accounting as described in Code section 402(c)(2)(A).

(2)	An “Eligible Retirement Plan” shall have the same meaning provided in Plan section 6.11(b)(3).

(c)	Limitations. Rollover Contributions to the Plan are subject to the following limitations:

(1)	The Eligible Rollover Distribution must have been accrued by the Eligible Employee under the Eligible Retirement Plan of his former employer or awarded to the Eligible Employee as an alternate payee under a qualified domestic relations order, as defined in Code section 414(p), as the Spouse or former Spouse of a participant in the Eligible Retirement Plan;

(2)	An Eligible Employee may make Rollover Contributions relating to any Eligible Retirement Plan; provided, however, that an Eligible Employee shall not be permitted to make more than two Rollover Contributions with respect to distributions from any particular Eligible Retirement Plan;

(3)	Effective January 1, 1998, all Rollover Contributions must be made in the form of cash or cash equivalents subject to the two following exceptions:

(A)	Rollover Contributions may be made in the form of Company stock; and

(B)	Rollover Contributions may be made in the form of an outstanding plan account loan of an Eligible Employee that is maintained under a “qualified trust” (meaning an employees’ trust described in Code section 401(a) which is exempt from tax under Code section 501(a)) of another plan maintained by the Company or an Affiliate, or is maintained under a “qualified trust” of a plan maintained by an entity involved in an acquisition with the Company or an Affiliate, if such Eligible Employee becomes employed by the Company or Affiliate as a result of such acquisition; provided, however, that such loan transfer shall only be permitted if the Eligible Employee is transferring his entire plan account to this Plan and such transfer satisfies such other rules and requirements as are established by the Committee for such loan transfers;

(4)	The Committee may establish such reasonable procedures as it deems necessary to facilitate the direct rollover of any promissory notes described above in subparagraph (3)(B) and to ensure that after the rollover, each loan under the Plan complies with Code section 72(p), ERISA section 408(b)(1), and the regulations thereunder. By way of illustration and not limitation, the Committee may reamortize directly rolled over loans to accommodate repayment of the loans in conjunction with the payroll schedules of an Employer so as to comply with maximum permitted loan terms.

(5)	The Plan shall not accept a Rollover Contribution in an amount less than $200.

(d)	Rollover Account; Rules and Procedures. All Rollover Contributions under this Plan section 4.6 with respect to an Eligible Employee shall be credited and allocated to such Eligible Employee’s Rollover Contributions Account. The funds in such Rollover Contributions Account shall be fully vested and nonforfeitable. The Committee shall establish such procedures and may require such additional information from the Participant as it deems necessary or appropriate to determine that a proposed Rollover Contribution will satisfy the provisions of this Plan section 4.6. Rollover Contributions shall be transmitted to the Trustee to be invested in such Investment Funds as the Eligible Employee may select, in accordance with such rules as are provided in Article 7, or in accordance with other procedures approved by the Committee.

4.7 Application of Forfeitures

Forfeitures occurring during a Plan Year in the Matching Contributions Account or ESOP Account of a Member shall be used to reduce the amount of Matching Contributions or other contributions due to be paid by the Employers, and as a result of any such reduction, such amount shall thereby be applied and allocated as a Matching Contribution.

4.8 Limitations on Contributions

(a)	Dollar Limit on Before-Tax Contributions. Effective January 1, 2002, in no event shall any Employer make Before-Tax Contributions on behalf of a Participant for any calendar year in excess of the “applicable dollar amount” in effect for such year as provided for under Code section 402(g)(1)(B) (as such amount may be adjusted in accordance with the provisions of Code section 402(g)(4)). This limit shall be applied by aggregating all plans and arrangements maintained by the Company and all Affiliates that provide for elective deferrals (as defined in Code section 402(g)). Effective September 1, 2007, determination of whether the “applicable dollar amount” described above has been exceeded shall be based upon both Before-Tax Contributions and any Roth Elective Deferrals made by a Participant in lieu of Before-Tax Contributions.

(b)	Preventing Excess Deferrals. If before the end of a calendar year, the Committee determines (or the Participant notifies his Employer that he has determined) that Before-Tax Contributions and Roth Elective Deferrals made in lieu of Before-Tax Contributions to be made on behalf of a Participant for that calendar year would exceed the limits of this Plan section 4.8 or Code section 402(g), then the Committee shall take one or both of the following steps, to the extent necessary, to avoid exceeding the limits of this Plan section 4.8 or Code section 402(g):

(1)	Permit a Participant to submit a revised election under Plan section 4.2; or

(2)	Reduce the Before-Tax Contributions or Roth Elective Deferrals made in lieu of Before-Tax Contributions that otherwise would be made, pursuant to the Participant’s current election, for the rest of the calendar year (and adjust the corresponding reductions in earnings) so that the limits are not exceeded.

(c)	Correcting Excess Deferrals. If excess elective deferrals have been made on the Participant’s behalf in excess of the limits of Code section 402(g), then the excess elective deferrals shall be corrected as follows:

(1)	The Participant must notify the Committee, by such other means as the Committee shall prescribe, no later than March 1, immediately following the close of a calendar year, stating that the sum of the items described in subsection (a) are in excess of the limits of Code section 402(g). The notice provided by the Participant shall state the portion of such excess amount that has been allocated to this Plan as an excess elective deferral. The amount of the excess elective deferral allocated to this Plan shall not exceed the total amount of the Before-Tax Contributions and Roth Elective Deferrals made in lieu of Before-Tax Contributions (excluding Catch-Up Contributions) made on behalf of the Participant for that calendar year. The Committee may require the Participant to certify to the amount of the excess elective deferral and to provide substantiating evidence satisfactory to the Committee. The Participant may designate the extent to which the excess elective deferral is composed of Before-Tax Contributions and Roth Elective Deferrals made in lieu of Before-Tax Contributions, but only to the extent such types of contributions were made for a Plan Year. Such designation by a Participant shall be permitted under any uniform method determined by the Committee. If a Participant does not designate which type of contributions are to be distributed, the Plan shall distribute Before-Tax Contributions to the extent possible

(2)	If the Participant does not provide the notice described in subparagraph (1) by the following March 1, but it is determined that Before-Tax Contributions and Roth Elective Deferrals made in lieu of Before-Tax Contributions (excluding Catch-Up Contributions) made on behalf of a Participant for a calendar year inadvertently exceed the limits of subsection (a), then the excess elective deferral for the calendar year shall be distributed in accordance with this subsection. To the extent possible, the Plan shall distribute Before-Tax Contributions.

(3)	The Committee shall direct the Trustee to distribute, by April 15 following the close of the calendar year, the excess elective deferral for that calendar year allocated (or deemed allocated) to the Plan by the Participant. The distributed excess elective deferral shall be withdrawn from the Investment Funds in which the Before-Tax Contributions or Roth Elective Deferrals made in lieu of Before-Tax Contributions are then invested on a pro rata basis. The Trustee shall also distribute the net income attributable to the excess elective deferrals, as determined by the Committee in accordance with one of the methods permitted under Treasury Regulations section 1.402(g)–1(e)(5). Any Matching Contributions that have been made with respect to excess deferrals that are distributed to a Highly Compensated Employee, in accordance with this subsection, shall be forfeited, as soon as is practicable after corrective distributions are made. Such Matching Contributions shall be forfeited, whether or not the Participant would otherwise have a vested interest in those Matching Contributions, pursuant to Plan section 5.2.

4.9 Limitations on Annual Account Additions

(a)	Annual Account Addition. “Annual Account Addition” means for any Participant for any Plan Year, which shall also be the limitation year, the sum of

(1)	Employer contributions made for him under any defined contribution plan for such Plan Year;

(2)	Such Participant’s contributions to any defined contribution plan for such Plan Year;

(3)	Forfeitures allocated to him under any defined contribution plan for such Plan Year; and

(4)	Contributions allocated on his behalf to any individual medical account under Code sections 401(h)(6) and 419A(d).

Any “defined contribution plan” means all defined contribution plans of the Company and Affiliates considered as one plan. For purposes of this section, “Affiliate” shall have the meaning prescribed in Plan section 2.1(c), except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code section 1563(a)(1). For the purpose of determining the value of Company stock allocated to a Participant’s Account which has been released from a loan suspense account under Plan section 7.1, the value of such Company stock shall be its value at the date of contribution to the Trust. A restored forfeiture pursuant to Plan section 6.3 shall not be included as part of any Participant’s Annual Account Addition.

Notwithstanding the foregoing, if no more than one-third of Employer contributions are allocated to Highly Compensated Employees, a Participant’s Annual Account Addition does not include Employer contributions which are applied to the payment of interest accruing under the ESOP Loan or forfeitures of Company stock reallocated to a Member’s ESOP Account and Matching Contributions Account.

(b)	Limitation. A Participant’s Annual Account Addition for any Plan Year shall not exceed the lesser of:

(1)	$40,000 (or such adjusted amount as prescribed under Code section 415(d)); or

(2)	100 percent of such Participant’s Compensation for such Plan Year.

The limitation in subparagraph (2) shall not apply to:

(1)	Any contribution for medical benefits (within the meaning of Code section 419A(f)(2)) after separation from service which are treated as an Annual Account Addition, or

(2)	Any amount otherwise treated as an Annual Account Addition under Code section 415(l)(1).

(c)	Reduction in Annual Account Additions. If in any Plan Year a Participant’s Annual Account Addition exceeds the limitation determined under subsection (b) above, such excess shall not be allocated to his accounts in any defined contribution plan but shall be handled in the following manner and order until such excess is eliminated:

(1)	Participant’s portions of the allocations of After-Tax Contributions for such Plan Year as adjusted for related gain to the extent there were no attributable Matching Contributions or Discretionary Matching Contributions shall be returned to the Participant;

(2)	Participant’s portions of the allocations of After-Tax Contributions for such Plan Year as adjusted for related gain and any attributable Matching Contributions or Discretionary Matching Contributions shall be returned to the Participant and the attributable Matching Contributions or Discretionary Matching Contributions shall be placed in a suspense account;

(3)	Participant’s portions of the allocations of Before-Tax Contributions for such Plan Year as adjusted for related gain to the extent there were no attributable Matching Contributions or Discretionary Matching Contributions shall be refunded to the Participant;

(4)	Participant’s portions of the allocations of Before-Tax Contributions for such Plan Year as adjusted for related gain and any attributable Matching Contributions or Discretionary Matching Contributions shall be placed in a suspense account;

(5)	Participant’s portions of the allocations of Roth Elective Deferrals for such Plan Year as adjusted for related gain to the extent there were no attributable Matching Contributions or Discretionary Matching Contributions shall be refunded to the Participant;

(6)	Participant’s portions of the allocations of Roth Elective Deferrals for such Plan Year as adjusted for related gain and any attributable Matching Contributions or Discretionary Matching Contributions shall be placed in a suspense account; and

(7)	Participant’s portions of the allocations of ESOP Contributions shall be placed in a suspense account, except that Participant’s portion of Company stock which has been allocated to Participant after release from a suspense account under Plan section 7.1 shall be reallocated among other Participants eligible to share in the allocations of Company stock contributions for such Plan Year.

Any amount described above that is attributable to contributions of an Employer shall be used to reduce contributions by that Employer for the next following Plan Year. Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

The above reductions shall be applied first to the Cullen/Frost Bankers, Inc. Profit Sharing Plan, and thereafter to this Plan.

(d)	Code Section 415. The limitations and provisions of this Plan section 4.9 shall be applied in accordance with the provisions of Code section 415 and the regulations issued thereunder, which are hereby incorporated by reference into the Plan. In addition, the limitations and reductions provided for in this Plan section 4.9 shall be applied in accordance with such rules as the Committee may prescribe from time to time to carry out the provisions of this Plan section 4.9 and Code section 415, including any transition rules which are or have been applicable under Code section 415 resulting from the changes in the limitations provided thereunder. Any Plan provisions incorporating the provisions of prior Treasury Regulations section 1.415-6(b)(6) (as in effect for limitation years beginning prior to July 1, 2007) shall not apply for any limitation year beginning on or after January 1, 2008. Any correction of excess annual additions shall be administered pursuant to applicable IRS and Treasury guidance in effect at the time of such correction.

4.10 ADP/ACP Safe Harbor

(a)	Applicability. Effective January 1, 2006, the provisions of this Plan section 4.10 apply because the Plan uses the alternative method of satisfying the actual deferral percentage test set forth in Code section 401(k)(12) (“ADP Test Safe Harbor”) and the actual contribution percentage test set forth in Code section 401(m)(11) (“ACP Test Safe Harbor”).

(b)	Elimination of Conditions on Matching Contributions. Notwithstanding any provision to the contrary, the Plan shall not impose any allocation conditions on Matching Contributions and the Plan shall be an ACP Test Safe Harbor Plan.

(c)	Catch-Up Contributions. Catch-Up Contributions will be taken into account in applying the ADP Test Safe Harbor, if applicable.

(d)	Plan Year Requirement. Except as provided in Treasury Regulations sections 1.401(k)-3(e) and 1.401(k)-3(f), and below, the Plan will fail to satisfy the requirements of Code section 401(k)(12) and this Plan section 4.10 for a Plan Year unless such provisions remain in effect for an entire 12-month Plan Year.

(e)	Change of Plan Year. If a Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy the requirements of this Plan section 4.10 merely because the Plan Year was less than 12 months, provided that:

(1)	The Plan satisfied the ADP Test Safe Harbor and ACP Test Safe Harbor requirements for the immediately preceding Plan Year; and

(2)	The Plan satisfies the ADP Test Safe Harbor or ACP Test Safe Harbor requirements (determined without regard to Treasury Regulations section 1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following 12 months if the immediately following Plan Year is less than 12 months.

(f)	Timing of Matching Contributions. If the ADP Test Safe Harbor contribution being made to the Plan is a Matching Contribution (or any ACP Test Safe Harbor Matching Contribution) that is made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year) taken into account under the Plan for the Plan Year, then safe harbor Matching Contributions with respect to any Before-Tax Contributions or After-Tax Contributions made during a Plan Year quarter must be contributed to the Plan by the last day of the immediately following Plan Year quarter.

(g)	Exiting Safe Harbor Matching. The Employer may amend the Plan during a Plan Year to reduce or eliminate prospectively any or all Matching Contributions under the Plan (including ADP Test Safe Harbor Matching Contributions) provided:

(1)	The Plan Administrator provides a supplemental notice to the Participants which explains the consequences of the amendment, specifies the amendment’s effective date, and informs Participants that they will have a reasonable opportunity to modify their Before-Tax Contribution and Roth Elective Deferral elections and, if applicable, After-Tax Contribution elections;

(2)	Participants have a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the effective date of the amendment to modify their Before-Tax Contribution and Roth Elective Deferral elections and, if applicable, After-Tax Contribution elections; and

(3)	The amendment is not effective earlier than the later of:

(A)	Thirty days after the Plan Administrator provides such supplemental notice; or

(B)	The date the Employer adopts the amendment.

If the Company amends the Plan to eliminate or reduce any Matching Contribution under this subsection (f), effective during the Plan Year, the Company must continue to apply all of the ADP Test Safe Harbor and ACP Test Safe Harbor requirements of the Plan until the amendment becomes effective and also must apply for the entire Plan Year, using current year testing, the actual deferral percentage test and the actual contribution percentage test.

(h)	Plan Termination. The Company may terminate the Plan during a Plan Year in accordance with Plan termination provisions of the Plan and this subsection (h).

(1)	Acquisition/Disposition or Substantial Business Hardship. If the Company terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code section 410(b)(6)(C), or if the termination is on account of the Employer’s substantial business hardship within the meaning of Code section 412(d), then the Plan remains an ADP Test Safe Harbor or ACP Test Safe Harbor Plan provided that the Employer satisfies the ADP Test Safe Harbor or ACP Test Safe Harbor provisions through the effective date of the Plan Termination.

(2)	Other Termination. If the Company terminates the Plan for any reason other than as described in subparagraph (1), above, and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of subsection (e), above, except that the Company need not provide Participants with the right to change their Before-Tax Contribution elections.

4.11 Roth Elective Deferrals

(a)	General Application. Effective as of September 1, 2007, the Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant’s Roth Elective Deferrals will be allocated to a separate Account maintained for such deferrals as described in subsection (b). Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Before-Tax Contributions for all purposes under the Plan.

(b)	Separate Accounting. Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Member. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Member’s Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth Elective Deferral Account and the Member’s other Accounts under the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Member’s Roth Elective Deferral Account.

(c)	Direct Rollovers. Notwithstanding Plan section 6.11, a Direct Rollover of a Distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A, and only to the extent the rollover is permitted under the rules of Code section 402(c). Notwithstanding Plan section 4.6, the Plan will accept a Rollover Contribution to a Roth Elective Deferral Account only if it is a Direct Rollover from another Roth Elective Deferral Account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the Rollover is permitted under the rules of Code section 402(c). The Plan will not provide for a Direct Rollover (including an automatic rollover) for distributions from a Member’s Roth Elective Deferral account if the amounts of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Member’s Roth Elective Deferral Account is not taken into account in determining whether distributions from a Member’s other Accounts are reasonably expected to total less than $200 during a year. The provisions of the Plan that allow a Member to elect a Direct Rollover of only a portion of an Eligible Rollover Distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Member’s Roth Elective Deferral Account as a separate distribution from any amount distributed from the Member’s other Accounts in the Plan, even if the amounts are distributed at the same time.

(d)	Correction of Excess Contributions. In the case of a distribution of excess contributions, a Highly Compensated Employee may designate the extent to which the excess amount is composed of Before-Tax Contributions and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year. If the Highly Compensated Employee does not designate which types of Elective Deferrals are to be distributed, the Plan will distribute Before-Tax Contributions first.

Article 5. Vesting in Accounts

5.1 After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account and Rollover Contributions Account

A Member shall at all times be fully vested and have a nonforfeitable interest in his After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account, and Rollover Contributions Account.

5.2 ESOP Account and Matching Contributions Account

(a)	General. A Member whose Employment Commencement Date was before January 1, 1991 shall be fully vested and have a nonforfeitable interest in his Matching Contributions Account and ESOP Account. A Member whose Employment Commencement Date was after December 31, 1990 and who terminated from employment prior to January 1, 1999, shall have a vested and nonforfeitable interest in that portion of his Matching Contributions Account and ESOP Account in accordance with the following schedule:

Completed Years of Service	Vested Percentage
Less than 1 Year	0%
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 or More Years	100%

(b)	Adjusted Vested Percentage. In any case where a forfeiture which occurred after the Participant was partially vested is restored in accordance with the provisions of Plan section 6.3 at a time when the Member’s vested percentage in his Matching Contributions Account and ESOP Account is less than 100 percent (as determined under the other provisions of this Plan section 5.2), the vested portion of the Member’s Matching Contributions Account or ESOP Account determined at such time or any subsequent time before such Member becomes 100 percent vested in his Matching Contributions Account and ESOP Account (as determined under the other provisions of this Plan section 5.2) shall be determined as follows:

(1)	The amount(s) previously so distributed to the Member from his Matching Contributions Account or ESOP Account shall be added to the then current balance of such Account determined as of such date or later date when the vested portion of his Matching Contributions Account or ESOP Account is being determined;

(2)	The amount determined under subparagraph (1), above, shall be multiplied by the vested percentage in subsection (a) as of such date when his vested portion of his Matching Contributions Account or ESOP Account is being determined; and

(3)	The amount(s) previously so distributed to the Member shall be deducted from the product calculated under subparagraph (2), above, to determine the vested portion of his Matching Contributions Account or ESOP Account on such date or later date.

(c)	Accelerated Vesting. Notwithstanding subsection (a), above, a Member shall be fully vested and have a nonforfeitable interest in his entire Matching Contributions Account and ESOP Account if:

(1)	While still an Employee, the Employee attains Normal Retirement Age;

(2)	He dies or suffers a Disability while an Employee; or

(3)	While he is an Employee, contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Member is affected by such partial termination.

(d)	Vesting Under Plan Prior to Amendment and Restatement. A Participant with three or more years of service on December 31, 1990 shall be entitled to continue under the vesting schedule in effect on December 31, 1990, if at termination of employment it would produce a larger vested benefit for such Participant.

(e)	Vesting After 1998. Notwithstanding any Plan provisions to the contrary, effective January 1, 1999, a Member shall at all times be fully vested and have a nonforfeitable interest in his entire Account. Members who terminated employment prior to January 1, 1999, shall remain subject to the prior vesting provisions under this Plan section 5.2 and the forfeiture provisions under Plan section 6.3.

(f)	Vesting Calculation After Partial Plan Termination or Similar Event. All periods of Service before and after a partial plan termination or freeze in Plan contributions must be aggregated as contemplated by Revenue Ruling 2003-65.

5.3 Accounts Transferred from Citizens State Bank

Notwithstanding any provisions to the contrary, effective as of December 31, 1997, all Participants in the Citizens State Bank 401-k Profit Sharing Plan whose accounts were transferred into the Plan as of December 31, 1997, shall be fully vested in such transferred accounts. All benefits which accrue under the Plan shall be subject to the vesting schedules provided under Plan sections 5.1 and 5.2, whichever is applicable.

5.4 Accounts Transferred from Harrisburg Bank

Notwithstanding any provisions of the Plan to the contrary, effective as of June 1, 1998, all participants under the Harrisburg Bank Thrift Plan whose accounts were transferred into the Plan as of June 1, 1998, shall be fully vested in such transferred accounts. All benefits which accrue under the Plan shall be subject to the vesting schedules provided under Plan sections 5.1 and 5.2, as applicable.

Article 6. Distributions and Withdrawals

6.1 Distribution Upon Retirement, Death, or Disability

Upon a Member’s retirement at or after his Normal Retirement Age or termination of employment because of his Disability or death, the Member’s Account shall be distributed to the Member, or to his Beneficiary in case of his death, pursuant to the terms of Plan section 6.4. The value of the Member’s Account shall be determined as of the last Valuation Date preceding the date of such distribution. Notwithstanding any provision to the contrary, the value of any Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in Plan section 7.4. Effective as of March 28, 2005, if the nonforfeitable portion of a Member’s Account exceeds $1,000, then such distribution shall not be made (without the Member’s consent) at any time before the earlier of his 65th birthday or his death. The above $1,000 limitation was previously $5,000 for distributions made between January 1, 1998 and March 28, 2005, and $3,500 for distributions prior to January 1, 1998. A Member’s consent is not valid unless the Member has received a general description of the material features and an explanation of the relative values of optional forms (if any) available to the Member and information regarding the Member’s right to defer receipt of the distribution. Such information shall be given and consent obtained at the time and in the manner required by law. For purposes of this Plan section 6.1, in addition to a determination of a Disability as determined under the definition of “Disability” in Plan section 2.1(m), a Member shall be considered to have terminated employment due to a “Disability” if such Member has been determined to be disabled and is eligible to receive benefits due to such disability under Social Security or a benefit program maintained by an Employer providing for long-term disability benefits. Notwithstanding the foregoing provisions of this Plan section 6.1 in calculating the distribution dollar threshold amount described herein ($1,000 for periods on or after March 28, 2005), amounts credited to a Member’s Account that are credited to a Rollover Contributions Account shall not be recognized.

6.2 Distribution Upon Termination of Employment for Reasons Other Than Retirement, Death, or Disability

Upon the termination of employment of a Member for any reason other than his retirement at or after Normal Retirement Age, death, or Disability, the full amount of the Member’s After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account, Nonelective Discretionary Contributions Account, and Rollover Contributions Account and the vested portion of his ESOP Account and Matching Contributions Account shall be distributed to him, pursuant to the terms of Plan section 6.4. The value of the Member’s Account shall be determined as of the last Valuation Date preceding the date of such distribution. Notwithstanding any provision to the contrary, the value of any Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in Plan section 7.4. Effective as of March 28, 2005, if the nonforfeitable portion of a Member’s Account exceeds $1,000 ($3,500 for distributions prior to January 1, 1998 and $5,000 for distributions made before March 28, 2005 and after December 31, 1997), then such distribution shall not be made (without the Member’s consent) at any time before the earlier of his 65th birthday or his death. A Member’s consent is not valid unless the Member has received a general description of the material features and an explanation of the relative values of optional forms (if any) available to the Member and information regarding the Member’s right to defer receipt of the distribution. Such information shall be given and consent obtained within the time frames required by law. Notwithstanding the foregoing provisions herein, in calculating the distribution dollar threshold amount described herein ($1,000 for periods prior on or after March 28, 2005), amounts credited to a Member’s Account that are credited to his Rollover Contributions Account shall not be recognized.

6.3 Forfeitures

(a)	Effective as of March 28, 2005, if a Member’s employment as an Employee terminates and the nonforfeitable portion of a Member’s Account is not greater than $1,000 (and at the time of any prior distribution never exceeded the then applicable maximum dollar limit as reflected in Plan section 6.1), the Member shall receive a distribution of the value of the nonforfeitable portion of his Account, and the nonvested portion shall be treated as a forfeiture on the day on which the distribution occurred and applied pursuant to Plan section 4.7. If the Member terminates employment as an Employee and he is zero percent vested in his Account at such time, such Member shall be considered to have received a distribution of such zero balance amount on his termination of employment date and the foregoing provisions of this subsection (a) shall be applied to such Member. Notwithstanding the foregoing provisions herein, in calculating the distribution dollar threshold amount described herein ($1,000 for periods on or after March 28, 2005), amounts credited to a Member’s Account that are credited to a Rollover Contributions Account shall not be recognized.

(b)	Effective as of March 28, 2005, if a Member’s employment as an Employee terminates and the value of the nonforfeitable portion of his Account is greater than $1,000 (and at the time of any prior distribution never exceeded the then applicable maximum dollar limit as reflected in Plan section 6.1), the Member may elect to receive a distribution of the nonforfeitable portion of his Account and the forfeitable portion of such Account will be treated as a forfeiture on the day on which the distribution occurred and applied pursuant to Plan section 4.7. Notwithstanding the foregoing provisions herein, in calculating the distribution dollar threshold amount described herein ($1,000 for periods on or after March 28, 2005), amounts credited to a Member’s Account that are credited to a Rollover Contributions Account shall not be recognized.

(c)	If a Member receives a distribution pursuant to subsections (a) or (b) which is less than the value of the Member’s Account and is reemployed by any Employer or nonparticipating Affiliate prior to incurring five consecutive One-Year Periods of Severance, the portion of such Account forfeited pursuant to subsections (a) or (b) shall be automatically restored to his Account. The source for restoring forfeitures shall be first, current forfeitures, and if insufficient, an additional contribution by the Member’s Employer.

(d)	In the event a Member has the forfeitable portion of his Account restored as provided in subsection (c), the vested portion of the Member’s Account determined at such time or any subsequent time before such Member becomes 100 percent vested shall be determined in accordance with Plan section 5.2(b).

(e)	If a Member incurs five consecutive One-Year Periods of Severance, he shall permanently forfeit the portion of his Account that was not vested pursuant to Plan section 5.2 at the time of his initial termination of employment, or if no amount was forfeited at such time, he shall permanently forfeit the nonvested portions of his Account at the time he incurs such five consecutive One-Year Periods of Severance, and such forfeitures shall be applied pursuant to Plan section 4.7.

(f)	Notwithstanding any Plan provisions to the contrary, the nonvested interest, if any, in the Account of a Member whose Service terminated under the Plan prior to the Effective Date shall be treated as a forfeiture as of the date on which the Member incurs five consecutive One-Year Periods of Severance (or, if earlier, the date of the Member’s death) in accordance with the terms of the Plan in effect at his termination. Any such forfeitures which are recognized after the Effective Date shall be applied pursuant to Plan section 4.7.

(g)	If a portion of a Participant’s Account is forfeited, Company stock which was allocated from a loan suspense account as described in Plan section 7.1 shall be forfeited only after other assets.

6.4 Commencement of Distributions

(a)	Subject to the provisions of Plan sections 6.1 and 6.2, distributions pursuant to Plan sections 6.1 and 6.2 shall be made or commence to the Member or his Beneficiary as soon as practicable following the close of the calendar month in which the Member’s employment terminated or in which the Member consents to the distribution, if applicable.

(b)	Subject to Plan sections 6.1 and 6.2 distribution of a Member’s Account will begin not later than the 60th day after the later to close of the Plan Year in which:

(1)	He attains Normal Retirement Age; or

(2)	His termination of employment occurs.

(c)	If a Member dies after termination of employment but prior to receiving the full distribution of his Account to which he is entitled under this Article 6, any unpaid balance at the time of his death shall be distributed to the Member’s Beneficiary in a lump sum, to be distributed as soon as practicable and permissible under the Code after his death.

(d)	Amounts payable hereunder shall continue to be maintained and adjusted under Plan sections 8.3 and 8.4 pending such payment.

(e)	Notwithstanding any Plan provisions to the contrary, no distribution shall be made from a Before-Tax Contributions Account or a Roth Elective Deferral Account earlier than upon one of the following events:

(1)	The Participant’s retirement, death, Disability or severance from employment;

(2)	The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or a simplified employee pension);

(3)	The Participant’s attainment of age 59 1/2 or the Participant’s hardship; and

(4)	A corporate transaction resulting in the Participant’s severance from employment within the meaning of Code section 401(k)(2)(B)(i)(1).

Subparagraph (2) applies only if the distribution is in the form of a lump sum. Provided further that no such distribution will be processed pursuant to this Plan section 6.4 from a Roth Elective Deferral Account unless such distribution is determined to be a “qualified distribution” within the meaning of Treasury Regulations section 1.402A-1, including the 5-taxable-year period of participation described therein.

6.5 Method of Distribution

All distributions from a Member’s Account shall be in a lump sum. Payment shall be made either in cash, Company stock, or part in cash and part in Company stock as elected by the Participant (or the Beneficiary, if applicable) except that the value of fractional shares of Company stock shall be distributed in cash. Notwithstanding the foregoing, the portion of the Participant’s Account that the Participant elected to invest in an Investment Fund other than the Company Stock Fund shall be distributed in cash only. If no election regarding the method of distribution is made, Company stock shall be distributed to the extent the Participant’s Account is invested in the Company Stock Fund, and in any event cash shall be distributed in lieu of fractional shares. The value of Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in Plan section 7.4. Amounts payable hereunder shall continue to be maintained and adjusted under Plan sections 8.3 and 8.4 pending such payment. Notwithstanding the foregoing, and effective January 1, 2002, in the case of an automatic distribution of a Member’s Account in accordance with Plan section 6.3(a), such distribution shall be entirely in cash, unless such Member (or Beneficiary, if applicable) elects Company stock for any portion of such Account invested in Company stock.

6.6 Minimum Distributions

(a)	General Rules.

(1)	Effective Date. The provisions of this Plan section 6.6 will be effective for Plan Years after 2001.

(2)	Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to January 1, 2002 equals or exceeds the required minimum distributions determined under this Plan section 6.6, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee is less than the amount determined under this Plan section 6.6, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Plan section 6.6.

(3)	Precedence. The requirements of this Plan section 6.6 will take precedence over any inconsistent provisions of the Plan.

(4)	Requirements of Treasury Regulations Incorporated. All distributions required under this Plan section 6.6 will be determined and made in accordance with the Treasury Regulations under Code section 401(a)(9).

(5)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Plan section 6.6, distributions may be made under a designation made before January 1, 1984, in accordance with Tax Equity and Fiscal Responsibility Act (TEFRA) section 242(b)(2) and the provisions of the Plan that relate to TEFRA section 242(b)(2).

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(2)	Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)

If the Member’s surviving Spouse is the Member’s sole designated Beneficiary, then, except as provided in the Plan, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(B)	If the Member’s surviving Spouse is not the Member’s sole designated Beneficiary, then, except as provided in the Plan, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)	If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D)	If the Member’s surviving Spouse is the Member’s sole designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this subsection (b)(2), other than subsection (b)(2)(A), will apply as if the surviving Spouse were the Member.

For purposes of subsections (b)(2) and (c), unless subsection (b)(2)(D) applies, distributions are considered to begin on the Member’s required beginning date. If subsection (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)	Forms of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with this Plan section 6.6. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and related Treasury Regulations.

(c)	Required Minimum Distributions During Member’s Lifetime.

(1)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	The quotient obtained by dividing the Member’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations section 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(B)	If the Member’s sole designated Beneficiary for the distribution calendar year is the Member’s Spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations section 1.401(a)(9)-9, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the distribution calendar year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

(d)	Required Minimum Distributions After Member’s Death.

(1)	Death On or After Date Distributions Begin.

(A)	Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:

(i)	The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii)	If the Member’s surviving Spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Member’s surviving Spouse is not the Member’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)	Member Survived by Designated Beneficiary. Except as provided in the Plan, if the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in subsection (d).

(B)	No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Member dies before the date distributions begin, the Member’s surviving Spouse is the participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under this Plan section 6.6, this subsection (d) will apply as if the surviving Spouse were the Member.

(e)	Definitions.

(1)	“Designated Beneficiary” means the individual who is designated as the Beneficiary under Plan section 2.1(f) and is the designated Beneficiary under Code section 401(a)(9) and Treasury Regulations section 1.401(a)(9)-1, Q&A-4.

(2)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b)(2). The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Treasury Regulations section 1.401(a)(9)-9.

(4)	“Member’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	“Required Beginning Date” means the date specified in subsection (b)(1).

6.7 Required Distributions

In no event shall the payment of a Member’s benefits under the Plan commence later than the April 1 of the calendar year following the calendar year in which occurs the later of:

(a)	The Member’s attainment of age 70 1/2 , or

(b)	The Member’s termination of employment as an Employee (except this subsection (b) shall not apply as long as the Member is a “5-percent owner” (as defined in Code section 416(i)(1)(B))).

Notwithstanding the foregoing provisions of this Plan section 6.7, in the case of a Member who attains age 70 1/2 in the 2000 calendar year (or who attained age 70 1/2 before such year) and who is still employed as an Employee, such Member shall be permitted to elect to have the provisions of this Plan section 6.7 in effect immediately prior to January 1, 2000 apply as long as the Member remains so employed as a Member. Such an election shall be in accordance with IRS guidance issued for the provisions of Code sections 401(a)(9) and 411(d)(6). The foregoing provisions of this Plan section 6.7 shall be interpreted and applied in accordance with Code section 401(a)(9) and the Treasury Regulations thereunder.

6.8 Withdrawals by Member

A Participant may make a withdrawal from his Account in accordance with the following provisions:

(a)	Withdrawals From After-Tax Contributions Accounts and Rollover Contributions Accounts. A Participant may make a withdrawal of all or any portion of the balance credited to his After-Tax Contributions Account or Rollover Contributions Account including earnings thereon. Such withdrawals shall not affect the Participant’s right to otherwise participate in the Plan and shall be made pursuant to such rules as the Committee may prescribe. Notwithstanding any provisions to the contrary, withdrawal of any After-Tax Contributions which entitled the Member to an allocation of a Matching Contribution and/or Discretionary Matching Contribution shall result in a suspension of all such Participant’s contributions for a six-month period following such withdrawal.

(b)

Withdrawals After Attaining Age 59 1/2 . A Participant may make a withdrawal of all or any portion of the balance credited to his Before-Tax Contributions Account at any time after he attains age 59 1/2. Such withdrawals shall be made pursuant to such rules as the Committee may prescribe and shall not affect the Participant’s right to otherwise participate in the Plan.

(c)

Hardship Withdrawals. Prior to a Participant attaining age 59 1/2 and after exhausting any Plan loans and all withdrawals from his After-Tax Contributions and Rollover Contributions Accounts, if any, a Participant is entitled to receive a withdrawal from the Participant’s Before-Tax Contributions Account and Roth Elective Deferral Account less any earnings credited to the Participant’s Before-Tax Contributions Account and Roth Elective Deferral Account, respectively, and the Participant’s ESOP Account, provided, however, that the amount available for hardship withdrawal from his ESOP Account shall not exceed the difference between his vested interest in his Matching Contributions Account and the total previous withdrawals from his ESOP Account.

A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of a Participant if the distribution is for one of the following or any other item permitted under Treasury Regulations section 1.401(k)-1(d)(3)(iii)(B):

(1)	Expenses for (or necessary to obtain) medical care for the Participant, the Participant’s Spouse or Beneficiary(ies), or any “dependents” as necessary for these persons to obtain medical care described in Code section 213(d), determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase, of a principal residence for the Participant (excluding mortgage payments);

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s Spouse, children, Beneficiary(ies), or dependents (as defined in Code section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code sections 152(d)(1), (d)(2) and (d)(1)(B));

(4)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children, Beneficiary(ies), or dependents (as defined in Code section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code section 152(d)(1)(B));

(6)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)	Any other event added to this list by the Commissioner of Internal Revenue.

A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Participant and the Participant must have obtained all distributions and withdrawals, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. The amount of a Participant’s immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

The Participant’s hardship distribution shall terminate his right to have the Employer make any Before-Tax Contributions, After-Tax Contributions or Roth Elective Deferrals on his behalf until the next time such contributions are permitted after the lapse of six months following the hardship distribution and his request to resume his contributions.

In addition, for six months after he receives a hardship distribution from this Plan, the Participant is prohibited from making Before-Tax Contributions, including Roth Elective Deferrals and employee contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code section 401(k) cash or deferred arrangements that are part of cafeteria plans described in Code section 125. However, the Participant is not prohibited from making mandatory employee contributions to a defined benefit plan, or contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code section 125.

(d)	Withdrawals in General. All withdrawal requests pursuant to this Plan section 6.8 shall be filed with the Committee, and shall be made on such withdrawal request form and in such manner as the Committee may prescribe. The minimum withdrawal amount shall be $500 or the balance of the subaccount which is subject to the relevant withdrawal provision, if smaller. Withdrawals and withdrawal payments pursuant to this Plan section 6.8 shall be subject to and made in accordance with such rules and procedures as the Committee may prescribe. The value of the Participant’s funds available for withdrawal shall be determined as of his withdrawal effective date in accordance with Plan section 8.3. The value of any Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in Plan section 7.4. If a withdrawal results in a required suspension of contributions for the Participant, then the Participant must file a new election form in accordance with the requirements of Plan sections 4.1 or 4.2 in order to resume making contributions under the Plan.

6.9 Loans

Any such loan shall be subject to the provisions of this Plan section 6.9:

(a)	Loans in General. Each request for a loan shall be made using electronic, telephonic or other such means as prescribed by the Committee. The Committee may require the eligible Member to provide documentation needed for processing the loan request. In addition to the further provisions of this Plan section 6.9, the Committee shall from time to time adopt written administrative rules, regulations and procedures relating to the terms, conditions and the making of loans as it deems necessary and appropriate to carry out the provisions of this Plan section 6.9. Any such written rules, regulations and procedures in effect from time to time shall form a part of the loan provisions of this Plan section 6.9 and shall be communicated to the eligible Member. The Committee shall administer the loan provisions of this Plan section 6.9 in a non-discriminatory manner and in accordance with the applicable provisions of the Code and ERISA.

(b)	Loan Assets. Any amount up to 100 percent of the vested balance credited to the eligible Member’s Account shall be “Loan Assets” available for loans pursuant to this Plan section 6.9, subject to the maximum loan limitations of subsection (c). The determination and value of the eligible Member’s Loan Assets shall be determined as of the Valuation Date on which his loan request is made or, if later, the date his loan is approved. As part of the Committee’s written administrative rules and procedures, the Committee shall adopt rules and procedures for the priority allocation of loan payments from and among any applicable subaccounts including or within the eligible Member’s Rollover Contributions Account, After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account, ESOP Account, and Matching Contributions Account and from and among the Investment Funds in which the eligible Member’s Loan Assets are invested.

(c)	Amount of Loan. The maximum amount of an eligible Member’s loan shall not exceed the lesser of:

(1)	$50,000, reduced by the excess (if any) of (A) minus (B) below

(A)	The highest outstanding balance of the loan of the eligible Member under the Plan during the one-year period ending on the date before the date on which a loan is made;

(B)	The outstanding balance of the loan of the eligible Member under the Plan on the date on which such loan is made; or

(2)	The lesser of:

(A)	One-half of the current value of the eligible Member’s vested interest in his Account under the Plan (after reductions are made for withdrawal payments), or

(B)	100 percent of the eligible Member’s Loan Assets as described in subsection (b).

All determinations of the maximum loan amount under this subsection (c) shall be made as of the date any loan payment to an eligible Member is to be made, and such maximum amount shall reflect any outstanding loans an eligible Member may have under the Plan and any other qualified plan maintained by the Employers or any Affiliate. The minimum amount of any loan shall be $500 or such smaller amount determined by the Committee in accordance with its administrative rules and procedures as described in subsection (a).

(d)	Eligible Members; Loan Availability. Loans under this Plan section 6.9 shall only be available to an “eligible Member” as described in this subsection (d). For purposes of Plan section 6.9, the term “eligible Member” shall mean a Participant who is an Employee of a participating Employer on the date the loan is made. Pursuant to the Committee’s written administrative rules, regulations and procedures (as provided for in subsection (a)), the Committee shall determine the terms and conditions for such loans which may include, but shall not be limited to, charging an application fee, charging a higher interest rate, requiring a credit report and providing a payment method and schedule for loan repayments. Additionally, pursuant to such written administrative rules, regulations and procedures, the Committee may determine that loans will not be available to a particular group of eligible Members if the availability of loans to such group would cause the loans under the Plan to be available on a discriminatory basis.

(e)	Term of Loan. The term for the repayment of any loan under this Plan section 6.9 shall not extend beyond a five-year period from the date of the loan payment; provided, however, that if the eligible Member can show, by proof satisfactory to the Committee, that such loan is to be used to acquire a dwelling unit which within a reasonable period of time is to be used as the principal residence of the eligible Member, then the term for such loan may extend beyond such five-year period and for a period as approved by the Committee which is not beyond a 30-year period; provided, however, that in no event shall the period extend beyond the later of the Participant’s Normal Retirement Age or five years from the date of loan commencement.

(f)	Interest Rate. All loans under this Plan section 6.9 shall bear a “reasonable rate of interest” which provides the Plan with a return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money. Such “reasonable rate of interest” shall be determined by the Committee in accordance with such administrative rules and procedures as it establishes from time to time, and after giving due consideration to those factors prescribed under ERISA section 408(b)(1) or other applicable law with respect to the establishment of an interest rate for loans under employee benefit plans. In determining such interest rate, variable factors, such as the credit worthiness of the eligible Member and the security given for the loan, may be considered.

(g)	Frequency of Loans. Each eligible Member may not have more than two outstanding loans at any time, and no loan shall be subject to renegotiation.

(h)

Loan Repayments. All loan repayments of principal and interest shall be made in substantially equal amounts (with such payments no less frequently than on a quarterly basis) so as to permit the loan to be amortized over the term of the loan. All loan repayments shall be by payroll deductions. Repayments of principal and interest received on each loan shall be credited to the eligible Member’s relevant Accounts from which Loan Assets were paid. All loan repayments shall be allocated for reinvestment on the basis of the eligible Member’s investment election in effect at the time of such repayment, subject to any Investment Fund restrictions. The crediting of such repayments shall be in accordance with the Committee’s written administrative rules, regulations and procedures relating to loan repayments. An eligible Member shall be entitled to make a prepayment in cash, without penalty, for the total outstanding principal amount of and interest accrued on a loan.

(i)	Account Earnings. Any loan made to an eligible Member shall be considered a directed investment of such eligible Member. Except as provided in subsection (h), no earnings shall accrue to an eligible Member’s Account with respect to the outstanding balance of a loan charged to his Account.

(j)	Termination of Employment or Other Event. In the event that an eligible Member who is an Employee terminates employment as an Employee for any reason prior to his repayment of the total principal amount and accrued interest of a loan, such loan shall become due and payable as of the date of such termination of employment, and such eligible Member shall receive as part of his distribution pursuant to this Article 6 the loan promissory note representing such loan, unless such eligible Member elects to repay the outstanding balance of the loan in full in lieu of receiving a Plan distribution. Provided further that if an eligible Member terminates employment before the repayment of a loan under this Plan section 6.9, the unpaid balance thereof, together with interest thereon, shall immediately become due and payable, and the Trustee shall first satisfy the indebtedness from the “secured portion” (as described in subsection (l)) of the balance credited to the eligible Member’s Account before making any payments to or with respect to such eligible Member under the Plan.

(k)	Loan Default. In the event an eligible Member defaults on a loan, the entire outstanding balance of and accrued interest on the loan shall be due and payable. The Trustee or Committee may pursue collection on such defaulted loan by any means generally available to a creditor where a promissory note is in default, or if the entire amount due is not paid by such eligible Member following the default, the amount of such loan default shall be charged against the “secured portion” of the eligible Member’s Account (as described in subsection (l)) and treated as a distribution with respect to the eligible Member.

(l)	Security for Loan. The outstanding principal balance of and accrued interest on any loan by an eligible Member shall be secured by the “secured portion” of the balance credited to his Account (which shall include such outstanding loan balance). The “secured portion” of an eligible Member’s Account shall be that amount which from time to time equals one-half of the value of the eligible Member’s vested interest in his Account. Where it deems necessary, the Committee may also require the eligible Member to provide additional security for the repayment of any loan.

(m)	Adjusted Vested Percentage. In any case where a loan is treated as a distribution under subsections (j) or (k) at a time when an eligible Member’s vested percentage in his Matching Contributions Account and ESOP Account is less than 100 percent (as determined under Plan section 5.2), and such distribution includes any vested portion of such Matching Contributions Account or ESOP Account, the vested portion of the eligible Member’s Matching Contributions Account or ESOP Account determined at such time or any subsequent time before such eligible Member becomes 100 percent vested in his Matching Contributions Account and ESOP Account (as determined under Plan section 5.2) shall be determined as follows:

(1)	The amount(s) previously so distributed to the eligible Member from his Matching Contributions Account or ESOP Account shall be added to the then current balance of such Account determined as of such date or later date when the vested portion of his Matching Contributions Account or ESOP Account is being determined;

(2)	The amount determined under subparagraph (1), above, shall be multiplied by the vested percentage in Plan section 5.2(a) as of such date when his vested portion of his Matching Contributions Account or ESOP Account is being determined; and

(3)	The amount(s) previously so distributed to the eligible Member shall be deducted from the product calculated under subparagraph (2), above, to determine the vested portion of his Matching Contributions Account or ESOP Account on such date or later date.

(n)	Restrictions on Loans. Notwithstanding the foregoing provisions of this Plan section 6.9, the Committee may, pursuant to its written administrative rules and procedures, limit loans or loan renegotiations, deny loans, and declare moratoriums on the granting of loans to eligible Members. Any such moratorium shall not affect an eligible Member’s obligation to repay any outstanding loan. In addition to its other powers, the Committee shall have the right, in its sole discretion, to establish written procedures regarding the method for valuing Company stock used to fund loans or for any other loan purposes. Such uniform procedures shall supersede any contrary provisions of the Plan with respect to loans made pursuant to this Plan section 6.9.

6.10 Withholding Taxes

An Employer may withhold from a Member’s compensation and the Trustee may withhold from any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

6.11 Optional Direct Rollovers of Eligible Rollover Distributions

(a)	In General. Notwithstanding any provision of the Plan to the contrary, a “Distributee” may elect to have any portion (subject to the limitations provided in Plan section 6.6)) of an “Eligible Rollover Distribution” paid directly to an “Eligible Retirement Plan” specified by the “Distributee” in a “Direct Rollover” to the extent permitted by Code section 401(a)(31) and the applicable Treasury Regulations thereunder. Terms in quotation marks are defined in subsection (b), below.

(b)	Definitions.

(1)	“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(2)	“Distributee” means, effective April 1, 2007, each of the following persons who may elect a Direct Rollover of an Eligible Rollover Distribution of the Participant’s Account:

(A)	A Participant or a Member;

(B)	The Participant’s (or Member’s) primary Beneficiary(ies); and

(C)	An alternate payee under a qualified domestic relations order, as defined in Code section 414(t), if that person is a Spouse or former Spouse of the Participant or Member.

(3)	“Eligible Retirement Plan” means, effective January 1, 2002, an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan or contract described in Code sections 403(a) or 403(b), an eligible plan described in Code section 457(b), or a qualified trust described in Code section 401(a), that accepts the Distributee’s Eligible Rollover Distribution.

(4)	“Eligible Rollover Distribution” means any distribution or withdrawal of all or any portion of the Account payable to the Distributee, except that an “Eligible Rollover Distribution” does not include:

(A)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the Distributee’s designated Beneficiary, or for a specified period of 10 years or more;

(B)	Any distribution to the extent such distribution is required under Code section 401(a)(9);

(C)	The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), except in those cases where the provisions of Code sections 402(c)(2)(A) and 402(c)(2)(B) apply to such portion;

(D)	Any distribution which is made upon hardship of the Distributee as described in Code section 402(c)(4)(C); and

(E)	Any other amounts which are not considered “Eligible Rollover Distributions” under Code section 401(a)(31) and the applicable Treasury Regulations thereunder.

(5)	No amount shall be directly rolled over pursuant to this Plan section 6.11 unless and until it would otherwise be distributed or paid to the Distributee and all consents and elections required to make the distribution or withdrawal have been obtained.

(6)	The Committee shall provide notice to each Distributee who will receive an Eligible Rollover Distribution of the Distributee’s right to elect a Direct Rollover in accordance with Code section 401(a)(31). The Committee shall provide such notice at the time and in the manner required by applicable Treasury Regulations.

(7)	The Distributee shall notify the Committee in writing or using any alternative method authorized by the Committee (including electronic or telephonic communications) by such deadline as the Committee shall prescribe whether or not he wishes to have any part of the Eligible Rollover Distribution directly rolled over. If the Distributee fails to elect a Direct Rollover by the deadline established by the Committee, then the entire amount of the Eligible Rollover Distribution shall be distributed or paid directly to the Distributee as otherwise provided in the Plan.

(8)	A Distributee may elect that the lesser of the following amounts shall be directly rolled over:

(A)	The entire amount of the Eligible Rollover Distribution; or

(B)	Such portion of the Eligible Rollover Distribution as the Distributee specifies (in accordance with rules established by the Committee), provided that the amount directly rolled over is not less than $200 or such higher amount as the Committee may prescribe in accordance with applicable Treasury Regulations.

Notwithstanding the foregoing provisions of this subparagraph (8), a Distributee may not elect a Direct Rollover with respect to his Eligible Rollover Distributions during the year if such Eligible Rollover Distributions are reasonably expected to total less than $200.

(9)	The Distributee may only request a Direct Rollover to one Eligible Retirement Plan with respect to any Eligible Rollover Distribution.

(10)	No amount will be directly rolled over pursuant to this Plan section 6.11 unless the Distributee provides the Committee, by such deadline as the Committee shall prescribe, such information as it shall require:

(A)	To determine that the amount directly rolled over will be received by an Eligible Retirement Plan that will accept the Direct Rollover; and

(B)	To make the Direct Rollover and make such reports and keep such records as are required under applicable law.

The Committee may rely on all such information provided by the Distributee and shall not be required to verify any such information.

(11)	The Committee shall select the manner in which to make the Direct Rollover.

(12)	Any amount directly rolled over in accordance with this Plan section 6.11 shall be a distribution from this Plan and shall discharge any liability to the Distributee under this Plan to the same extent as a payment directly to the Distributee.

(13)	This Plan shall accept direct rollovers as described in Code section 401(a)(31) from other plans to the extent provided in Plan section 4.6.

6.12 Elimination of Alternate Payment Forms

Notwithstanding any provision of the Plan to the contrary, effective as of October 1, 2003, in accordance with the provisions of Code section 411(d)(6)(E), all alternative forms of distribution other than a single lump sum payment form (e.g., installment and annuity payment forms) that have been protected under the provisions of Code section 411(d)(6) as a result of the merger into this Plan of any defined contribution plan not subject to the funding standards of Code section 412 shall cease to be available and applicable for distributions with respect to Member Accounts under the Plan. The elimination of such alternative forms of distributions shall only be applicable under the conditions of Code section 411(d)(6)(E), shall be applicable with respect to distributions following a Member’s termination of employment, and shall include those forms of distribution as protected as a result of the merger of the Citizens State Bank 401-k Profit Sharing Plan, the Harrisburg Bank Thrift Plan, the Professional Insurance Agents, Inc. 401(k) Plan and Trust and other merged plans into this Plan. In addition to the foregoing provisions, any spousal consent requirements with respect to loans under the Plan that have been protected by virtue of any such plan mergers shall also cease to apply effective as of October 1, 2003.

Article 7. Company Stock Provisions and Investment Elections

7.1 Loan Suspense Account

Company stock acquired with the proceeds of a loan exempt from Code section 4975(c) by Code section 4975(d)(3) shall be held in a suspense account and released each Plan Year for allocation to Matching Contributions Accounts and ESOP Accounts in the proportion that the principal and interest payments on such loan in such year bears to the total principal and interest balance due on such loan at the end of such year.

7.2 Voting and Tendering of Company Stock

(a)	Effective as of December 31, 1997, each Member (or, in the event of his death, his Beneficiary) is, for purposes of this subsection, a “named fiduciary,” within the meaning of ERISA section 403(a)(1), with respect to the Company stock held on his behalf in his After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account, Rollover Contributions Account, ESOP Account, Nonelective Discretionary Contributions Account, and Matching Contributions Account. In addition, such Member (or Beneficiary) is hereby expressly appointed a named fiduciary with respect to the suspense account and combined fractional shares pursuant to the provisions set forth in subparagraphs (b) and (c), below.

(b)	Effective as of December 31, 1997, each Member (or Beneficiary) shall have the right, effective upon the first allocation of Company stock to his After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account, Rollover Contributions Account, ESOP Account, Nonelective Discretionary Contributions Account, or Matching Contributions Account from the suspense account to instruct the Trustee in writing as to the manner in which to vote shares allocated to his Account at any stockholders’ meeting of the Company. Further, each Member (or Beneficiary) who has Company stock allocated to his ESOP Account shall also be considered to have voted as a named fiduciary: the number of shares in the suspense account at that time multiplied by a fraction, the numerator of which equals the number of shares in his Account voted by him pursuant to the preceding sentence (or voted on his behalf pursuant to the following paragraph), and the denominator of which equals the total number of shares in all Members’ Accounts.

The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) the information distributed to stockholders of the Company in connection with any such stockholders’ meeting, together with a form whereby the Member will provide confidential instructions to the Trustee on how such shares of Company stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Company stock held in the Members’ Accounts and the suspense account. The Trustee shall vote shares held in Members’ Accounts and the suspense account for which it does not timely receive voting instructions in the same proportions as it votes the shares for which it does receive such instructions.

(c)

Effective as of December 31, 1997, each Member (or Beneficiary) shall have the right, effective upon the first allocation of Company stock to his Account to provide timely written instructions to the Trustee as to the manner in which to respond to a tender or exchange offer (within the meaning of the Securities Exchange Act of 1934, as amended) with respect to Company stock allocated to his After-Tax Contributions Account, Before-Tax Contributions Account, Roth Elective Deferral Account,

Rollover Contributions Account, ESOP Account, Nonelective Discretionary Contributions Account, or Matching Contributions Account, and the Trustee shall respond in accordance with the instructions so received. Further, each Member (or Beneficiary) who has Company stock held on his behalf in an ESOP Account shall, as a named fiduciary, also be considered to have directed the Trustee as to the tender or exchange of the aggregate number of shares in the suspense account and combined fractional shares at that time multiplied by a fraction, the numerator of which equals the number of shares in the Member’s (or Beneficiary’s) Account for which written instructions have been timely received by the Trustee, and the denominator of which equals the total number of shares in all Members’ Accounts.

The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) the information distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such Company stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right or authority to instruct the Trustee with respect to certain shares by the first sentence of this subsection (c), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares.

(d)	Neither the Trustee, the Company, nor any Affiliate shall have any duty with respect to the manner in which a Member (or Beneficiary) votes or fails to vote or instructs or fails to instruct as to a tender or exchange offer, other than as expressly set forth in this Plan section 7.2.

(e)	Notwithstanding any contrary provisions in this Plan section 7.2, where the Company stock is not classified as a Registration-Type Class of Securities (within the meaning of Code section 409(e)), each Participant shall be entitled to direct the voting of such Company stock in the manner provided herein only on corporate issues which must involve the voting of shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or similar transaction as may be prescribed by Treasury Regulations under Code section 409.

7.3 Put Option

If the Company stock is not publicly traded or is subject to a trading limitation at the time of any distribution, such shares of Company stock distributed by the Trustee shall be subject to a “put option.” Shares of Company stock to which the preceding sentence does not apply shall not be subject to the provisions of this Plan section 7.3. Any distributee of Company stock hereunder, or transferee thereof, shall have the option to sell such Company stock, in whole or in part, to the Company; provided that the Trustee shall have the option to assume the rights and obligations of the Company at the time such option may be exercised. Such option to sell shall provide that for a period of up to 15 months after such shares are distributed by the Trust to a Participant, or a Beneficiary hereunder, such distributee has the right to have the Company (or the Trust) purchase such shares at the fair market value as of the Valuation Date coincident with or immediately preceding the date of exercise of such option to sell. A put option may be exercised by notifying the Employer in writing that the option is being exercised. Such shares shall be paid in a lump sum as soon as practicable. Notwithstanding the foregoing, the Company reserves the right to adopt a different payment schedule at any time, but such payment schedule shall not be longer than in annual installments over a period of five years, with interest on the deferred balance at a reasonable rate as determined by the Committee; provided that any purchase of stock having a value of $3,500 or less shall be paid for in a lump sum. The provisions of this Plan section 7.3 hereof shall continue to apply to Company stock acquired by loan proceeds as described in Plan section 7.5 hereof, even though such loan is repaid, or this Plan ceases to be an employee stock ownership plan as described in the Code or regulations thereunder. Notwithstanding the foregoing, this Plan section 7.3 shall not apply to that portion of the Member’s Account which the Member has elected to invest under the diversification provision of Plan section 7.7.

7.4 Stock Valuation

(a)	In General. The value of the Company stock shall mean the closing price of the Company stock reported on the principal national securities exchange on the relevant Valuation Date or, if such Company stock is not then listed or admitted to trading on any national securities exchange, such price shall be based upon the average of the closing bid and asked prices of such Company stock on the relevant Valuation Date in the over-the-counter market, as reported on the NASDAQ Quotation System, or such other system that may supersede it.

(b)	Nonpublicly Traded Stock. Notwithstanding the foregoing, the value of the Company stock shall be determined as follows if the Company stock ceases to be publicly traded. Company stock held in trust hereunder shall be valued as of each Valuation Date by appraisal of an independent appraiser selected by the Committee. Such appraisal shall control as to the valuation of stock for all purposes hereunder until the next Valuation Date appraisal occurs. On occurrence of any transaction between the Trust Fund and a “disqualified person,” as defined in the Code, the Committee shall cause an appraisal to be made of Company stock involved therein concurrent with the transaction if the Committee has reasonable cause to believe the Trust Fund will be benefited thereby; otherwise no such concurrent appraisal shall be necessary.

(c)	Conversions into Cash. Beginning on January 1, 1996, the value of any share of Company stock for which transfer to another Investment Fund or a loan is to be made shall be based upon the average fair market value of the Company stock on or about the Valuation Date when the transfer or loan is requested or approved, if applicable. The average fair market value shall be the average amount actually received by the Trustee for the Company stock which was sold on the open market or retained in the Trust to convert cash into investment in the Company Stock Fund on or about such Valuation Date, as determined in good faith by the Committee. Proceeds from transferred Company stock shall be made available for reinvestment as soon as practicable following the transfer election. Beginning on January 1, 1996, the value of any share of Company stock for which payment in cash is to be made shall be based upon the average fair market value of the Company stock on or about the last Valuation Day of the calendar month immediately preceding the date of the distribution. The average fair market value shall be the average amount actually received by the Trustee for the Company stock which was sold on the open market or retained in the Trust to convert cash into investment in the Company Stock Fund on or about such Valuation date, as determined in good faith by the Committee. As described above, the fair market value shall be the amount actually received by the Trustee for the Company stock.

In order to support orderly market trading of large blocks of Company stock should such occur and to obtain the best price for Participants, the Committee shall utilize trading assistance from a third party. In such event, the value of shares shall be based on the value actually received for the Company stock.

7.5 Stock Loans

Any loan (exempt from Code section 4975(c) by Code section 4975(d)(3)), the proceeds of which are used to acquire Company stock, repay the loan itself, or refinance a prior Company stock loan, shall meet the requirements of current Treasury Regulations for such loans:

(a)	Such loan must be primarily for the benefit of the Participants and their Beneficiaries. The terms of a loan, whether or not between independent parties, must at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties.

(b)	The creditor on such loans shall have no recourse against the Plan and the only assets of the Plan which may be used as collateral on an ESOP Loan are Company stock acquired with the proceeds of the ESOP Loan and Company stock that was used as collateral on a prior ESOP Loan;

(c)	Payment of such a loan by the Trust Fund shall not exceed an amount equal to the sum of Company contributions and earnings on a cumulative basis during the term of such loan, less loan payments in prior years;

(d)	Contributions and earnings attributable to repayment of a Company stock loan shall be accounted for separately by the Trustee;

(e)	Such loan shall be for a fixed term and bear a reasonable rate of interest; and

(f)	In the event of a default upon an ESOP Loan, the value of assets of the Trust transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default. If the lender is a Disqualified Person under the Code, an employee stock ownership plan must provide for a transfer of assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the ESOP Loan. For purposes of this subsection, the making of a guarantee does not make a person a lender.

7.6 Direction for Company Stock Account

The acquisition, holding, and disposition of Company stock in the Trust Fund shall be by written direction of the Committee to the Trustee, and the Trustee shall not be liable for action taken pursuant to such written direction.

7.7 Attained Age Diversification Requirements

(a)

Requirements Prior to 1999. An Employee who has completed ten years of participation in the Plan and who has attained age 55 (“Qualified Participant”) may elect within 90 days after the close of the Plan Year in which he became a Qualified Participant to diversify the investment of his Account by electing to direct the investment of up to 25 percent of the value of the total of his Account; provided that 50 percent shall be substituted for 25 percent in the last year in which the individual can make his last election. “Qualified Election Period” shall mean the six-plan-year period beginning with the first Plan Year in which the individual first became a Qualified Participant. If the Participant has the right to direct the investment of the applicable interest percentage of his Account as determined above (or a larger percentage) under the investment provisions described in Plan section 7.10 to at least three diversified Investment Funds, then the Participant shall have no right to diversify the investment of his ESOP Account or any other subaccount under this Plan section 7.7. The Committee shall adopt rules, as needed, relating to the allocation of assets subject to the direction of investment under this Plan section 7.7 among the Participant’s subaccounts.

(b)	Requirements After 1998. Effective January 1, 1999, any Member shall have the right to diversify the investment of his Account such that any portion of his Account then invested in the Company Stock Fund, including, but limited to the ESOP Account, up to 100 percent of the value of his investments in the Company Stock Fund to such other Investment Funds then available under the Plan.

7.8 Diversified Investment Funds

At least three diversified investment funds will be made available for purposes of satisfying the requirements described in Plan section 7.7. Such funds shall be determined by the Committee from time to time and announced to the Participants in writing. A separate subaccount shall be established and maintained under each affected Participant’s Account to reflect the portion of such account which is invested in each diversified investment fund. Once the diversified investment funds are established, the valuation procedures described in Plan section 8.3 shall apply separately with respect to each diversified investment fund. Such diversified investment funds shall not be Investment Funds for purposes of investing Accounts other than Accounts subject to elections under Plan section 7.7 unless expressly provided by the Committee.

7.9 Payment of Dividends on Company Stock

All dividends payable on Company stock shall be paid to the Trustee. The Trustee shall apply the dividends on Company stock which is held in the suspense account to repayment of a loan described in Plan section 7.1. Such dividends shall be so applied before any Matching Contributions or ESOP Contributions are so applied. When dividends paid to the Trustee are attributable to Company stock which has been allocated to Participant Accounts, the Trustee shall allocate such dividends to the appropriate Participant Account in cash or in Company stock of equivalent value in accordance with the provisions of Plan section 8.4(b)).

7.10 Investment of Accounts

A Participant’s Before-Tax Contributions, Roth Elective Deferral Contributions, After-Tax Contributions, or Rollover Contribution allocated to his Account as well as any amounts transferred to a Participant’s Account as part of a Plan merger shall be invested promptly by the Trustee in accordance with the Participant’s Investment Election as provided under Plan section 7.12, and in the absence of such direction, in a default investment arrangement that conforms to ERISA section 404(c)(5). All related Matching Contributions or Discretionary Matching Contributions and any ESOP Contributions shall be initially invested in the Company Stock Fund. Each Participant may elect to direct the investment of the contributions described in the preceding sentence into other Investment Funds by electing to make investment transfers after such contributions are allocated to his Account; provided, however, that prior to July 1, 1998, such investment direction was not permitted prior to the date that the Participant became fully vested in such subaccounts as determined under Plan section 5.2. Any amounts previously restricted shall be subject to the direction of investments as of July 1, 1998. Amounts subject to directed investment by the Participant shall be invested in increments of any whole percentage of the total in any one or more Investment Funds.

7.11 Investment Transfers

Subject to the limitations imposed by Plan section 7.16, each Participant may elect as of any business day to have the assets in any Investment Fund (to the extent the Participant is permitted to direct the investment of such contributions pursuant to Plan sections 7.7 or 7.10), transferred to any one or more other Investment Fund(s).

7.12 Investment Elections

Subject to the limitations imposed by Plan section 7.16, each Participant may make the elections described in Plan section 7.11 by filing an election form with the Committee upon becoming a Participant, including by an electronic means as contemplated at Plan section 2.3. Such elections may be changed as of any business day. From time to time, the Committee may authorize alternative methods for effecting investment transfers, including electronic or telephonic communications, in lieu of filing a prescribed written form as provided in this Plan section 7.12. Any such authorized transfer method shall be considered “filed” for purposes of this Article 7.

7.13 Transfer of Assets

The Committee shall direct the Trustee to transfer moneys or other property from the appropriate Investment Fund to the other Investment Fund as may be necessary to carry out the aggregate transfer transactions after the Committee has caused the necessary entries to be made in the Participants’ Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by the Committee. The Committee may restrict, delay, or prohibit transfers in any Plan Year to the extent that the effecting of such transfers may tend to create adverse investment results for one or more of the Investment Funds. The value of Company stock which is being transferred to another Investment Fund shall be determined in accordance with the procedures described in Plan section 7.4.

7.14 Acquisition and Disposition of Company Stock

(a)	General. Any purchase of Company stock by the Trust acting through an independent agent shall be made at a price which is not in excess of its fair market value and any sale of Company stock shall be made at a price which is not less than its fair market value as determined by the Committee in accordance with Plan section 7.4. Shares of Company stock shall be purchased periodically or from time to time on a reasonably current basis, and the Company shall exercise no control or influence over the time or the price at which shares of Company stock are to be purchased or the amount of shares of Company stock that are to be purchased. The Committee may direct the Trustee to buy Company stock from, or sell Company stock to, any person, subject to subsection (b).

(b)	Transactions with Disqualified Persons. In the case of any transaction involving Company stock between the Trust and a “disqualified person,” as defined under Code section 4975(e)(2), or any transaction involving Company stock which is subject to ERISA section 406(b), no commission shall be charged with respect to the transaction and the transaction shall be for adequate consideration (as defined ERISA section 3(18)) or, in the case of an evidence of indebtedness of the Company or an Affiliate, at a price not less favorable to the Plan than the price determined under ERISA section 407(e)(1).

7.15 ERISA Section 404(c) Plan

The provisions in this Article 7 and other Plan provisions pertaining to Member-directed investments are intended to qualify the Plan for exemption of the Plan, the Employers, and the Committee from liability for investment losses where a Member exercises control over the assets in his Account, in accordance with ERISA section 404(c) and regulations thereunder. The Committee shall be the Plan fiduciary designated to provide information to Members and to receive investment instructions directly or through an authorized agent. The Committee shall comply with such investment instructions except in cases where a fiduciary is permitted to decline to implement instructions under ERISA regulations.

7.16 Trading Restrictions Under Investment Funds

Effective March 11, 2005 in the event an Investment Fund is comprised of one or more mutual funds and such mutual fund(s) impose trading limitations intended to address market timing abuses under the particular mutual fund, the Plan shall impose such trading limitations on Participants whom the underlying mutual fund has identified as engaging in prohibited trading activity. These restrictions are not intended to interfere in any way with the Plan’s conformity to ERISA section 404(c).

Article 8. Accounts and Records of the Plan

8.1 Accounts and Records

(a)	In General. The Accounts and records of the Plan shall be maintained by the Committee and shall accurately disclose the status of the Accounts (including any subaccounts established thereunder) of each Member or his Beneficiary in the Plan. Subaccounts shall include subaccounts reflecting a Member’s interest in various Investment Funds. The subaccount for the Member’s interest in the Company Stock Fund shall reflect the number of shares of common stock of the Company standing to his credit in his Account. Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of his Account.

(b)	Merged Accounts. Effective as of December 31, 1997, the Citizens State Bank 401-k Profit Sharing Plan was merged into the Plan. The Plan provides Participants with all of the benefits they had accrued under either of the separate plans as of December 31, 1997, as well as any benefit which accrues after the merger. Except as provided for in Plan section 6.12, the Plan shall protect all benefits required to be protected in accordance with Code section 411(d)(6). The various subaccounts under the Citizens State Bank 401-k Profit Sharing Plan and related gains and losses shall be held in separate corresponding subaccounts under the Plan. Nonelective discretionary contributions and related gains and losses under the Citizens State Bank 401-k Profit Sharing Plan shall be held in a separate subaccounts under the Plan.

Effective as of June 1, 1998, the Harrisburg Bank Thrift Plan was merged into the Plan. The Plan provides Participants with all of the benefits that they had accrued under either of the separate plans as of June 1, 1998, as well as any benefit which accrued after the merger. Except as provided for in Plan section 6.12, the Plan shall protect all benefits required to be protected in accordance with Code section 411(d)(6). The provisions of Appendix A to the 2002 restatement of the Plan describe certain benefits available to Members who had an account balance under the Harrisburg Bank Thrift Plan which included an account balance transferred to that plan from the Westside National Bank of Pearland FLEXPLUS Retirement Savings Plan.

Effective as of February 1, 2000, the Professional Insurance Agents, Inc. 401(k) Plan and Trust (“PIA Plan”) was merged into the Plan. The Plan provides Participants with all of the benefits that they accrued under either of the separate plans as of February 1, 2000, as well as any benefits which accrued after the merger. Except as provided for in Plan section 6.12, the Plan shall protect those benefits required to be protected in accordance with Code section 411(d)(6). As necessary, subaccounts maintained under the PIA Plan shall be maintained as corresponding subaccounts under the Plan as merged.

8.2 Trust Fund

Each Member shall have an undivided proportionate interest in the Trust Fund which shall be measured by the proportion that the market value of his Account bears to the total market value of all Accounts as of the date that such interest is being determined. Such proportions shall be determined separately for each Investment Fund.

8.3 Valuation and Allocation of Expenses

As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers as permitted under Plan section 10.2. Unless paid by the Employers and subject to such limitations as may be imposed by the Act or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

8.4 Allocation of Earnings and Losses

(a)	In General. As of each Valuation Date, the Committee, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Investment Fund of the Trust Fund (other than the Company Stock Fund) since the preceding Valuation Date to each Member’s Account in the same proportion that the market value of his Account in such Investment Fund bears to the total market value of all Members’ Accounts in such Investment Fund. Subaccounts reflecting investments in the Company Stock Fund shall indicate the number of shares of Company stock allocated to each Member and shall be valued as of each Valuation Date in accordance with the procedures described in Plan section 7.4. For allocation purposes, the Committee shall adopt uniform rules which conform to applicable law and generally accepted accounting practices.

(b)	Dividends. Effective December 1, 1998, cash dividends received by the Trustee for shares of Company stock credited to the Members’ Accounts shall be distributed currently in cash directly to the Members or their Beneficiaries as soon as administratively practicable after they are received by the Trustee, but in no event later than 90 days after the close of the Plan Year in which the dividends were paid. Effective January 1, 1999, cash dividends shall be paid in cash to the Members and their Beneficiaries directly from the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may require the Company to distribute to the Trustee all cash dividends for shares of Company stock credited to Members’ Accounts and authorize the Trustee to distribute cash dividends currently in cash directly to the Members and their Beneficiaries or to credit cash dividends to the Accounts of the Members and their Beneficiaries. Cash dividends shall be currently paid (or credited to the Accounts), in proportion to the number of shares (including fractional shares) credited to each Member’s Account and any subaccounts thereunder at the time the dividends are paid.

Cash dividends received by the Trustee for shares of unallocated Company stock shall be treated as Trust Fund income and any cash dividends received by the Trustee for shares of encumbered Company stock acquired with the proceeds of a loan as described in Plan section 7.5 held in the suspense account, unless such dividends are used for repayment of the loan, shall be treated as Trust Fund income. Stock dividends attributable to Company stock which has been allocated to the Member’s Account shall be credited to such Member’s Account and to any subaccounts established thereunder. Company stock dividends attributable to unallocated Company stock shall be treated as income to the Trust Fund and any Company stock dividends received by the Trustee for shares of encumbered Company stock acquired with the proceeds of a loan as described in Plan section 7.5 held in the suspense account, unless such Company stock dividends are converted to cash and used for repayment of the loan, shall be treated as Trust Fund income.

8.5 Distribution or Reinvestment of Cash Dividends

(a)	General. In accordance with procedures set forth in this Plan section 8.5, as implemented by the Committee, each Member who is a Member in the ESOP portion of this Plan may make the dividend pass-through election described in this subsection (a) with respect to dividends paid on or after January 1, 2002 on Company stock held in the ESOP Account attributable to the Member’s Matching Contributions Account and with respect to dividends paid on or after January 1, 2002 on all Company stock held in the ESOP Account. The dividends on which the dividend pass-through election may be made are referred to as “Eligible Dividends.” Cash dividends that are not Eligible Dividends and cash proceeds from any other distribution received on Company stock shall be invested in Company stock.

(1)	Pass-Through Election. With respect to Eligible Dividends, the Member may elect between:

(A)	Either:

(i)	The cash payment of Eligible Dividends directly to the Member; or

(ii)	If permitted by the Committee, the payment of Eligible Dividends to the Member’s ESOP Account (with respect to Eligible Dividends attributable to the Member’s Matching Contributions Account) and, on and after January 1, 2002, the Member’s Before-Tax Contributions Account, Roth Elective Deferral Account, After-Tax Contributions Account, and Rollover Contributions Account (based on the subaccount from which the Eligible Dividend is derived) followed by the distribution of Eligible Dividends in cash to the Member not later than 90 days after the close of the Plan Year in which the Eligible Dividends were paid by the Company; and

(B)	The payment of Eligible Dividends to the Member’s ESOP Contributions Account (with respect to Eligible Dividends attributable to the Member’s Matching Contributions Account) and, on and after January 1, 2002, the Member’s Before-Tax Contributions Account, Roth Elective Deferral Account, After-Tax Contributions Account, and Rollover Contributions Account (based on the subaccount from which the Eligible Dividend is derived) and reinvestment in Company stock through the ESOP Account.

If the Member does not make an affirmative election, he shall be deemed to have elected the reinvestment of Eligible Dividends pursuant to subparagraph (B). Any earnings on Eligible Dividends shall not be distributed pursuant to subparagraph (A)(ii), but any losses on such Eligible Dividends shall reduce the amount that can be distributed to the Member under such provision. The Member’s election in effect on the ex dividend date for the Eligible Dividend shall control. A Member may not split his election between subparagraphs (A) and (B) with respect to any single Eligible Dividend payment date.

(2)	Election Requirements. The dividend pass through election shall meet the following minimum requirements:

(A)	A Member must be given a reasonable opportunity before Eligible Dividends are paid or distributed in which to make the election.

(B)	A Member must have a reasonable opportunity to change a dividend election at least annually.

(C)	If there is a change in the Plan terms governing the manner in which Eligible dividends are paid or distributed, a Member must be given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first Eligible Dividend subject to the new Plan terms is paid or distributed.

(D)	No election shall be applied retroactively; elections shall apply only to future dividend allocations.

(3)	Treatment of Eligible Dividends. Eligible Dividends shall be treated as follows for purposes of the Plan:

(A)	A Member shall at all times be fully vested in any Eligible Dividends with respect to which the Member is offered a dividend pass through election. The Member shall be fully vested regardless of whether the Eligible Dividends are paid in cash or reinvested in Company stock allocated to the Member’s Account and regardless of whether the Member is vested or nonvested in other amounts held in his Matching Contributions Account.

(B)	Eligible Dividends, whether paid in cash to the Member or reinvested in the Plan, do not constitute an Annual Addition. In addition, reinvested Eligible Dividends do not constitute elective deferrals, within the meaning of Code section 402(g)(3), and shall not be treated as Before-Tax Contributions or Roth Elective Deferrals, under the ADP Test, or After-Tax Contributions, Adjustment Contributions or Matching Contributions under the ACP Test, in the event such tests are ever applicable.

(C)	Eligible Dividends that are reinvested in Company stock pursuant to a Member’s election under this subsection are treated as earnings in the same manner as dividends with respect to which a Member is not provided a dividend pass through election.

(D)	Eligible Dividends paid in cash pursuant to a Member’s election under this subsection:

(i)	Are not subject to the consent requirements of Code section 411(a)(11) or the restrictions on the distributions of elective deferrals under Code section 401(k)(2)(B), notwithstanding any Plan provision to the contrary; and

(ii)	Do not constitute an Eligible Rollover Distribution (as determined under Plan section 6.11(b)(4)), even if the dividends are distributed at the same time as amounts that do constitute an Eligible Rollover Distribution.

(4)	Alternate Payees and Beneficiaries. Subject to such rules as the Committee may prescribe, alternate payees and Beneficiaries shall be treated as Members for purposes of this subsection.

Article 9. Financing

9.1 Financing

The Company shall enter into a Trust Agreement in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan. All rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify the Trust Agreement in accordance with the terms of that Agreement from time to time to accomplish the purposes of the Plan.

9.2 Contributions

The Employers shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to amend, modify, or terminate the Plan.

9.3 Nonreversion

No Employer shall have any right, title, or interest in the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to any Employer, except that:

(a)	If the Internal Revenue Service initially determines that the Plan does not meet the requirements of Code section 401, the Plan shall be null and void from the Effective Date, and any contributions shall be returned to all contributors within one year following the determination that the Plan does not meet such requirements, unless the Company elects to make the changes to the Plan necessary to receive a determination from the Internal Revenue Service that the requirements of Code section 401 are met.

(b)	If a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution, less the net losses, if any, of the Trust Fund attributable thereto, shall be returned to such Employer within one year after the payment of the contribution.

(c)	Contributions made by the Employer hereunder are expressly conditioned upon deductibility of contributions under Code section 404, and if any part or all of a contribution is disallowed as a deduction under Code section 404, then such contribution, to the extent the deduction is disallowed, less the net losses, if any, of the Trust Fund attributable thereto, shall be returned to such Employer within one year after the disallowance.

9.4 Rights in the Trust Fund

Persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of such benefits and have no claim against any Employer, the Committee, or any other person. No person has any right or interest in the Trust Fund except as expressly provided in the Plan.

Article 10. Administration

10.1 Committee and Fiduciary

The Company shall be the “plan administrator” with respect to the Plan and as “named fiduciary” with respect to the Plan and the Trust Fund, as such terms are defined under ERISA. The Board shall appoint a “Committee” to administer the Plan and to handle the day-to-day administrative responsibilities with respect to the Plan. The Committee shall have all powers necessary to accomplish such purposes. The Committee shall be composed of as many members as the Board may appoint from time to time and shall hold office at the pleasure of the Board. Any member of the Committee may resign by delivering his written resignation to the Board. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by the Board.

10.2 Compensation and Expenses

A member of the Committee shall serve without compensation for services as such if he is receiving full-time pay from an Employer or nonparticipating Affiliate as an Employee. Any other member of the Committee may receive compensation for services as a member, to be paid from the Trust Fund to the extent not paid by the Employers in their sole and absolute discretion. All expenses incurred in the administration of the Plan shall be paid for by the Trust Fund, except to the extent paid by the Employers in their sole and absolute discretion. Any member of the Committee may receive reimbursement by the Trust Fund of expenses properly and actually incurred to the extent not paid by the Employers as provided in the preceding sentence. Such expenses shall include any expenses incident to the administration of the Plan, including, but not limited to, fees of accountants, counsel, and other specialists.

10.3 Manner of Action

A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by a majority vote of those present at any such meeting. Upon the unanimous concurrence in writing of the members at the time in office, action of the Committee may be taken otherwise than at a meeting.

10.4 Chairman, Secretary, and Employment of Specialists

The members of the Committee may elect one of their number as chairman and may elect a secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists, and such clerical, medical, actuarial, and other services as they may require in carrying out the provisions of the Plan. Such expenses shall be paid by the Trust Fund, except to the extent that such expenses may have been paid by the Employers in their sole and absolute discretion.

10.5 Assistance

The Committee may appoint one or more individuals and delegate such of its power and duties as it deems desirable to any such individual, in which case every reference herein made to the Committee shall be deemed to mean or include the individuals as to matters within their jurisdiction. Such individuals shall be such officers or other Employees of the Employers and such other persons as the Committee may appoint.

10.6 Records

All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

10.7 Rules

Subject to the limitations contained in the Plan, the Committee shall be empowered from time to time in its discretion to adopt bylaws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

10.8 Administration

The Committee shall be responsible for the administration of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan’s business. In making any such determination or rule, the Committee shall pursue uniform policies as from time to time established by the Committee and shall not discriminate in favor of or against any Member. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Committee shall make, or cause to be made, all reports or other filings necessary to meet both the reporting and disclosure requirements and other filing requirements of ERISA which are the responsibility of “plan administrators” under ERISA. To the maximum extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

10.9 No Enlargement of Employee Rights

Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline, discharge, or retire any Employee at any time.

10.10 Benefit Claims Procedures

The provisions of this section shall be subject to, and shall apply to, the extent required under Department of Labor Regulations section 2560.503-1 (relating to the requirements of claims procedures). All decisions made under the procedures described in this Plan section 10.10 shall be final and there shall be no further right of appeal. No lawsuit may be initiated by any person before fully pursuing the procedures set out in this section, including the appeal permitted pursuant to subsection (d).

(a)	The right of a Participant, Member, Beneficiary, alternate payee, or any other person entitled to claim a benefit under the Plan shall be determined by the Committee, provided, however, that the Committee may delegate its responsibility to any person. All persons entitled to claim a benefit under the Plan shall be referred to as a “Claimant” for purpose of this Plan section 10.10. The term “Claimant” shall also include, where appropriate to the context, any person authorized to represent the Claimant under procedures established by the Committee.

(1)	The Claimant may file a claim for benefits by written notice to the Committee.

(2)	Any claim for benefits under the Plan, pursuant to this Plan section, shall be filed with the Committee no later than eighteen months after the date that a transaction occurred, or should have occurred, with respect to a Claimant’s Account. The Committee in its sole discretion shall determine whether this limitation period has been exceeded.

(3)	Notwithstanding anything to the contrary in this Plan, the following shall not be a claim for purposes of this Plan section 10.10:

(A)	A request for determination of eligibility, enrollment, or participation under the Plan without an accompanying claim for benefits under the Plan. The determination of eligibility, enrollment, or participation under the Plan may be necessary to resolve a claim, in which case such determination shall be made in accordance with the claims procedures set forth in this Plan section 10.10.

(B)	Any casual inquiry relating to the Plan, including an inquiry about benefits or the circumstances under which benefits might be paid under the Plan.

(C)	A claim that is defective or otherwise fails to follow the procedures of the Plan (e.g., a claim that is addressed to a party, other than the Committee, or an oral claim).

(D)	An application or request for benefits under the Plan.

(b)	If a claim for benefits is wholly or partially denied, the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the claim (or 45 days after receipt of the claim in the case of a disability claim), notify the Claimant of the denial of benefits. In the case of a claim other than a disability claim, if special circumstances justify extending the period up to an additional 90 days, the Claimant shall be given written notice of this extension within the initial 90-day period, and such notice shall set forth the special circumstances and the date on which a decision is expected. In the case of a disability claim, the Committee may give the Claimant written notice before the end of the initial 45-day period that it needs an additional 30 days to review the claim, provided that such notice shall set forth the circumstances beyond the control of the Committee justifying extending the period and the date on which a decision is expected. If special circumstances beyond the control of the Committee’s control justify extending the claim review period for an additional 30 days, the Claimant shall be provided written notice of this extension within the first 30-day period.

(c)	A notice of denial:

(1)	Shall be written in a manner calculated to be understood by the Claimant; and

(2)	Shall contain:

(A)	The specific reasons for denial of the claim;

(B)	Specific reference to the Plan provisions on which the denial is based;

(C)	A description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation as to why such material or information is necessary; and

(D)	An explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

(d)	Within 60 days of the receipt by the Claimant of the written denial of his claim (or within 180 days of receipt in the case of a disability claim) or, if the claim has not been granted, within a reasonable period of time (which shall not be less than the applicable time period specified in subsection (b)), the Claimant may file a written request with the Committee that it conduct a full review of the denial of the claim. In connection with the Claimant’s appeal, upon request, the Claimant may review and obtain copies of all documents, records and other information relevant to the Claimant’s claim for benefits, but not including any document, record or information that is subject to any attorney client or work product privilege or whose disclosure would violate the privacy rights or expectations of any person other than the Claimant. The Claimant may submit issues and comments in writing and may submit written comments, documents, records, and other information relating to the claim for benefits. All comments, documents, records, and other information submitted by the Claimant shall be taken into account in the appeal without regard to whether such information was submitted or considered in the initial benefit determination.

(e)	The Committee shall deliver to the Claimant a written decision on the claim promptly, but no later than 60 days (or 45 days in the case of a disability claim) after the receipt of the Claimant’s request for such review, unless special circumstances exist that justify extending this period up to an additional 60 days (or 45 days in the case of a disability claim). If the period is extended, the Claimant shall be given written notice of this extension during the initial 60-day period (or 45-day period in the case of a disability claim) and such notice shall set forth the special circumstances and the date a decision is expected. The decision on review of the denial of the claim:

(1)	Shall be written in a manner calculated to be understood by the Claimant;

(2)	Shall include specific reasons for the decision;

(3)	Shall contain specific references to the Plan provisions on which the decision is based;

(4)	Shall contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and other information relevant to the Claimant’s claim for benefits; and

(5)	Shall contain a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

(f)	No legal action may be commenced after the later of:

(1)	180 days after receiving the written response of the Committee to an appeal, or

(2)	365 days after the Claimant’s original application for benefits.

10.11 Notice of Address and Missing Persons

Each person entitled to benefits under the Plan must file with the Committee, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan, and neither the Committee nor the Employers or Trustee shall be obliged to search for or ascertain his whereabouts. In the event that such person cannot be located, the Committee may direct that such benefit and all further benefits with respect to such person shall be discontinued, all liability for the payment thereof shall terminate and the balance in such Member’s Account shall be deemed a forfeiture; provided, however, that in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum and the future benefits due such person shall be reinstated in full.

10.12 Data and Information for Benefits

All persons claiming benefits under the Plan must furnish to the Committee or its designated agent such documents, evidence, or information as the Committee or its designated agent consider necessary or desirable for the purpose of administering the Plan; and such person must furnish such information promptly and sign such documents as the Committee or its designated agent may require before any benefits become payable under the Plan.

10.13 Indemnity for Liability

The Company shall indemnify each member of the Committee against any and all claims, losses, damages, and expenses, including counsel fees, incurred by the Committee and any liability, including any amounts paid in settlement with the Committee’s approval, arising from the member’s or Committee’s action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The Company shall pay the premiums on any bond secured under this section and shall be entitled to reimbursement by the other Employers for their proportionate share.

10.14 Effect of a Mistake

In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to a Member or Beneficiary, the Committee shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Member or Beneficiary receiving the proper amount of payments under this Plan.

10.15 Self Interest

A member of the Committee who is also a Member shall not vote on any question relating specifically to himself.

10.16 Finality of Determinations

Any determination under this Article 10 shall be final and binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious or an abuse of discretion, as applicable, under the evidence considered at the time of such determination.

Article 11. Amendment and Termination

11.1 Amendment and Termination

(a)	The Company reserves the sole and exclusive right at any time by action of the Board (or its designee, as applicable) to amend, modify, or terminate the Plan. The Company’s right of amendment, modification, or termination as aforesaid shall not require the assent, concurrence, or any other action by any Employer notwithstanding that such action by the Company may relate in whole or in part to persons in the employ of an Employer.

(b)	While each Employer contemplates carrying out the provisions of the Plan indefinitely with respect to its Employees, no Employer shall be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.

(c)	Upon any termination of the Plan in its entirety, or with respect to any Employer, the Company shall give written notice thereof to the Committee, the Trustee, and any Employer involved.

(d)	Except as provided by law, upon any termination of the Plan, no Employer with respect to whom the Plan is terminated (including the Company) shall thereafter be under any obligation, liability, or responsibility whatsoever to make any contribution or payment to the Trust Fund, the Plan, any Member, any Beneficiary, or any other person, trust or fund whatsoever, for any purpose whatsoever under or in connection with the Plan.

11.2 Limitations on Amendments

The provisions of this Article 11 are subject to and limited by the following restrictions:

(a)	No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit the corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of Members or their Beneficiaries.

(b)	No such amendment shall operate either directly or indirectly to deprive any Member of his vested and nonforfeitable interest as of the time of such amendment.

(c)	No amendment shall modify the vesting schedule set forth in Plan section 5.2 unless the conditions of Code section 411(a)(10) are met.

(d)	No amendment shall decrease the vested benefit of any Member within the meaning of Code section 411(d)(6), except as may be permitted under Code section 411(d)(6).

(e)	No amendment or termination of the Plan shall deprive a Participant from electing to receive his distribution in cash or Company stock or exercising the rights granted under Plan section 7.3 or allow any Company stock acquired with the proceeds of an exempt loan to become subject to a put, call, or other option to buy-sell or similar arrangement when held by and when distributed from the Plan (whether or not the Plan then qualifies under Code section 4975).

11.3 Effect of Bankruptcy and Other Contingencies Affecting an Employer

In the event an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated, or shall by appropriate legal proceedings be adjudged bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to such Employer.

Article 12. Participation In and Withdrawal From the Plan by an Employer

12.1 Participation in the Plan

Any Affiliate which desires to become an Employer hereunder may elect, with the consent of the Board, to become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of its Eligible Employees, effective as of the date specified in such adoption

(a)	By filing with the Company a certified copy of a resolution of its board of directors to that effect, and such other instruments as the Company may require; and

(b)	By the Company’s filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the Board approving such adoption.

The adoption resolution or decision may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such adopting Employer and its Employees as may be acceptable to the Company and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement is reserved by the Company. The Company may amend specific changes and variations in the Plan or Trust Agreement terms and provisions as adopted by the Employer in its adoption resolution without the consent of such Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement documents. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the sole right to amendment, and of appointment and removal of the Committee, the Trustee, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.

12.2 Withdrawal from the Plan

Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust Agreement after giving 90 days’ notice to the Board, provided the Board consents to such withdrawal. The Board may in its absolute discretion terminate any Employer’s participation at any time. Distribution may be implemented through continuation of the Trust Fund, or transfer to another trust fund exempt from tax under Code section 501, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment in accordance with the directions of the Committee; provided, however, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer.

Article 13. Top-Heavy Provisions

13.1 Application of Top-Heavy Provisions

(a)	Single Plan Determination. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of Code section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Code section 416 Accounts of all Employees and Beneficiaries (excluding former Key Employees), the Plan is top-heavy and the provisions of this Article shall become applicable. A plan as described in Code section 416(g)(4)(H) shall not be considered a “top-heavy plan.”

(b)	Aggregation Group Determination.

(1)	If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a), above.

(2)	If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, the Plan shall not be top-heavy and this Article 13 shall not be applicable.

(c)	Committee. The Committee shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

13.2 Definitions

(a)	“Aggregation Group” means this Plan and all other plans maintained by the Employers and nonparticipating Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code sections 401(a)(4) or 410. In addition, at the election of the Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by an Employer or nonparticipating Affiliate if such expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

(b)	“Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.

(c)	“Key Employee” means an Employee, a former Employee or any Beneficiary thereof if such Employee or former Employee, for the Plan Year containing the Determination Date is:

(1)	An officer of an Employer or nonparticipating Affiliate who has annual Compensation greater than $130,000 (as adjusted in accordance with Code section 416(i)(1)(A)); provided, however, that no more than the lesser of:

(A)	50 Employees, or

(B)	The greater of (i) three Employees or (ii) 10 percent of all Employees,

shall be treated as officers, and such officers shall be those with the highest annual Compensation;

(2)	A “5-percent owner” (as described in Code section 416(i)(1)(B)(i)) of an Employer or nonparticipating Affiliate; or

(3)	A “1-percent owner” (as described in Code section 416(i)(1)(B)(ii)) of an Employer or nonparticipating Affiliate having annual Compensation of more than $150,000.

Ownership shall be determined in accordance with Code sections 416(i)(1)(B) and (C). Any Employee who is not a Key Employee shall be a “non-Key employee” for purposes of applying this Article 13.

(d)	“Section 416 Account” means:

(1)	The amount credited as of a Determination Date to a Member’s or Beneficiary’s account, under the Plan and under any other qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of the Determination Date but which have not yet been contributed);

(2)	The present value of the accrued benefit credited to a Member or Beneficiary under a qualified defined benefit plan which is part of an Aggregation Group; and

(3)	The amount of distributions to the Member or Beneficiary during the one-year period (five-year period in the case of an in-service distribution) ending on the Determination Date other than a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by an Employer or nonparticipating Affiliate;

reduced by:

(4)	The amount of rollover contributions (or similar transfers) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to a rollover contribution (or similar transfer) accepted after December 31, 1983, initiated by the Member and derived from a plan not maintained by an Employer or nonparticipating Affiliate.

The Account of a Member who was a Key Employee and who subsequently meets none of the conditions of subsection (c) for the Plan Year containing the Determination Date is not a Code section 416 Account and shall be excluded from all computations under this Article 13. Furthermore, if a Member has not performed any services for an Employer or nonparticipating Affiliate during the one-year period ending on the Determination Date, any account of such Member (and any vested benefit for such Member) shall not be taken into account in computing top-heaviness under this Article 13.

13.3 Minimum Contribution

(a)	General. If this Plan is determined to be top-heavy under the provisions of Plan section 13.1 with respect to a Plan Year, the sum of Employer contributions (excluding contributions under a salary reduction agreement but including employer matching contributions) and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Employee and is an Employee on the last day of the Plan Year shall not be less than 3 percent of such Member’s Compensation. Account balances attributable to minimum contributions shall be fully vested.

(b)	Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the Account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection (b), the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of his total Compensation for the year.

(c)	Multiple Plans. If this Plan is determined to be top-heavy under the provisions of this Plan section 13.3 with respect to a Plan Year, any Member who is a non-Key Employee covered under this Plan and under a defined benefit plan maintained by the Employers and nonparticipating Affiliates shall receive a minimum contribution determined by substituting 5 percent for 3 percent in applying the provisions of subsection (a). However, no minimum contribution under this section shall be allocable to any non-Key Employee who participates in a defined benefit plan maintained by an Employer or nonparticipating Affiliate and who receives the minimum benefit described in Code section 416(c)(1) under such defined benefit plan.

13.4 Collective Bargaining Agreements

The requirements of Plan section 13.3 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer or nonparticipating Affiliate if retirement benefits were the subject of good-faith bargaining between such Employee representatives and such Employer or nonparticipating Affiliate.

Article 14. Miscellaneous

14.1 Beneficiary Designation

(a)	Each unmarried Member may designate, on a form provided for that purpose by the Committee, a Beneficiary or Beneficiaries to receive his interest in the Plan in the event of his death, but such designation shall not be effective for any purpose until it has been filed during his lifetime with the Committee. He may, from time to time during his lifetime, on a form approved by and filed with the Committee, change his Beneficiary or beneficiaries.

(b)	The Beneficiary of each Member who is married shall be the surviving spouse of such Member, unless such spouse consents in writing to the designation of another Beneficiary or beneficiaries. Each married Member may, from time to time, change his designation of beneficiaries; provided, however, that the Member may not change his Beneficiary without the written consent of his Spouse.

(c)	In the event that a Member fails to designate a Beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated beneficiaries predecease him or die simultaneously with him, distribution shall be made to his estate.

(d)	In the event of the death of a Beneficiary who survives the Participant and in the event that, at the Beneficiary’s death, there is a balance credited to the Account of the Participant, the amount represented by such credit balance shall be payable to a person (or persons) designated by the Participant (in the manner provided in Plan section 14.1, above) to receive the remaining funds payable in the event of such contingency or, if no person was so named, then to a person designated by the Beneficiary (in the manner provided in Plan section 14.1, above) of the deceased Participant to receive the remaining death benefits, if any, payable in the event of such contingency; provided, however, that if no person so designated is then living upon the occurrence of such contingency, then the remaining funds shall be payable to the estate of such deceased Beneficiary.

(e)	The written consent described in subsection (b) shall acknowledge the effect of such election and shall be witnessed by a Plan representative designated by the Committee or a notary public.

14.2 Incompetency

Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to care for such distributions to his own best interest and advantage, the Committee, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:

(a)	To his Spouse;

(b)	To his legal guardian or conservator; or

(c)	Any other person to be held and used for his benefit.

The decision of the Committee shall, in each case, be final and binding upon all parties, and any distribution made pursuant to the power herein conferred on the Committee shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employers, the Trustee, and the Committee in respect of such person.

14.3 Nonalienation

Except as provided in Code section 401(a)(13), neither benefits payable at any time under the Plan nor the corpus or income of the Trust Fund shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit nor the Trust Fund shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit. The Committee shall establish procedures to determine whether domestic relations orders are “qualified domestic relations orders” and to administer distributions under such qualified domestic relations orders. Notwithstanding the foregoing provisions of this Plan section 14.3, a benefit payable under this Plan may be offset as part of the satisfaction of a judgment or agreement made or entered on or after August 5, 1997, as described in Code section 401(a)(13)(C).

Effective January 1, 1997, and to the full extent permitted by Code section 414(p)(10) and by the terms of a qualified domestic relations order, amounts assigned to an alternate payee may be paid as soon as possible in a lump sum notwithstanding the age, financial hardship, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of the balances to his credit under the Plan.

14.4 Applicable Law

The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Texas to the extent such laws have not been preempted by applicable federal law.

14.5 Severability

If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

14.6 No Guaranty

Neither the Committee, the Company, the Employers, nor the Trustee in any way guarantees the Trust Fund from loss or depreciation nor the payment of any money which may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, Member, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust.

14.7 Merger, Consolidation, or Transfer

In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other plan, each Member shall receive a benefit immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

In Witness Whereof, the authorized officers of the Company have signed this document and have affixed the corporate seal on December 31, 2008, but effective as of January 1, 2008.

Cullen/Frost Bankers, Inc.

Attest:		By:	/s/ Richard W. Evans, Jr.
		Its:	Chief Executive Officer
By:	/s/ Emily A. Skillman		(Corporate Seal)
Its:	Group Executive Vice President,
Human Resources of Frost Bank